Exhibit 10.1

Execution Version

NOTE PURCHASE AGREEMENT

BY AND AMONG

U.S. WELL SERVICES, INC.,

THE PURCHASERS NAMED HEREIN,

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB, AS NOTES AGENT

JUNE 24, 2021

(cont’d)

(cont’d)

(cont’d)

Page
Schedules and Exhibits:

Schedule 2.1 Purchasers and Notes Purchase Price

Exhibit A – Registration Rights Agreement
Exhibit B-1 – Form of Cash Note
Exhibit B-2 – Form of Exchange Note
Exhibit B-3 – Form of License Linked Note
Exhibit C – Secretary’s Certificate
Exhibit D-1 – Cross Receipt (Company)
Exhibit D-2 – Cross Receipt (Purchaser)
Exhibit E – License Agreement

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of June 24, 2021 (this “Agreement”), is by and among U.S. WELL SERVICES, INC., a Delaware corporation (the “Company” or “USWS”), each of the purchasers named in Schedule 2.1 to this Agreement (each such purchaser, including any additional purchasers made a party to this Agreement and added to such Schedule, a “Purchaser” and, collectively, the “Purchasers”), and Wilmington Savings Fund Society, FSB, as collateral agent for the Purchasers (in such capacity, “Notes Agent”).

WHEREAS, on June 17, 2021, U.S. Well Services, LLC, a Delaware limited liability company (“US LLC”) and a direct wholly-owned Subsidiary of USWS Holdings (as defined below), a wholly-owned Subsidiary of the Company suffered an adverse judgment in that certain lawsuit (the “Lawsuit”) filed on January 14, 2019 in the Superior Court of the State of Delaware (the “Court”) styled Smart Sand, Inc. v. U.S. Well Services LLC, C.A. No. N19C-01-144-PRW CCLD (the “Judgment”);

WHEREAS, in order to raise funds to settle the Lawsuit, to provide the cash deposit necessary to stay execution on the Judgment and/or for general corporate purposes, including growth capital, the Company desires to sell, and the Purchasers desire to purchase from the Company, (i) $45,000,000 in principal amount of 16.0% Convertible Senior Secured (Third Lien) PIK Notes to be sold for cash that will be convertible into shares of Class A Common Stock (each, a “Cash Note” and, collectively, the “Cash Notes”), (ii) subject to the conditions set forth herein, up to an aggregate of $20,000,000 in principal amount of 16.0% Convertible Senior Secured (Third Lien) PIK Notes issued to Purchasers in exchange for shares of Series A Preferred Stock that will be convertible into shares of Class A Common Stock (each, an “Exchange Note” and, collectively, the “Exchange Notes” and together with the Cash Notes and any Additional Notes, the “Equity Linked Notes”), and (iii) an aggregate of $22,500,000 in principal amount of 16.0% Convertible Senior Secured (Third Lien) PIK Notes that will be convertible into the License Agreement (the “License Linked Note”);

WHEREAS, from time to time from and after the date hereof until the date that is 90 days after the Initial Equity Linked Notes Closing Date (as defined below) (the “Offering Period”), the Company may issue up to an aggregate of $30,000,000 in principal amount of additional Cash Notes (each, an “Additional Cash Note” and, collectively, the “Additional Cash Notes”) and/or up to an aggregate of $5,000,000 in principal amount of additional Exchange Notes (each, an “Additional Exchange Note” and, collectively, the “Additional Exchange Notes” and together with the additional Cash Notes, the “Additional Notes”, and, together with the Cash Notes and/or Exchange Notes, as applicable, issued at the Initial Equity Linked Notes Closing and the License Linked Note, the “Notes”) to certain additional investors for cash or to participating holders of the Series A Preferred Stock; and

WHEREAS, contemporaneous with the consummation of the transactions contemplated under this Agreement, the Purchaser Parties will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and applicable state securities Laws.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“ABL Credit Agreement” means that certain ABL Credit Agreement dated as of May 7, 2019 among the Company, USWS Holdings, US LLC, the lenders party thereto, and Bank of America, N.A., as collateral agent and administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Additional Cash Note” and “Additional Cash Notes” have the meaning specified in the recitals.

“Additional Cash Notes Purchase Price” has the meaning specified in Section 2.1(c).

“Additional Exchange Note” and “Additional Exchange Notes” have the meaning specified in the recitals.

“Additional Exchange Notes Purchase Price” has the meaning specified in Section 2.1(c).

“Additional Notes” has the meaning specified in the recitals.

“Additional Notes Closing” has the meaning specified in Section 2.3(c).

“Additional Notes Closing Date” has the meaning specified in Section 2.3(c).

“Agent-Related Persons” means the Notes Agent, together with its Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such the Notes Agent and its Affiliates.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the Company and the Purchasers shall not be considered Affiliates for purposes of this Agreement.

“Agreement” has the meaning specified in the introductory paragraph.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors as now or hereinafter constituted.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Cash Note” and “Cash Notes” have the meaning specified in the recitals.

“Cash Notes Purchase Price” has the meaning specified in Section 2.1(a).

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

“Class F Common Stock” has the meaning specified in Section 3.2(a).

“Closing” means the Initial Equity Linked Notes Closing, the License Linked Note Closing or the Additional Notes Closings, as applicable.

“Closing Date” means the Initial Equity Linked Notes Closing Date, the License Linked Note Closing Date or any Additional Notes Closing Date, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the collateral described as such in the Security Documents.

“Commission” means the United States Securities and Exchange Commission.

“Company” or “USWS” has the meaning specified in the introductory paragraph.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company Financial Statements” has the meaning specified in Section 3.3.

“Company Indemnitee” has the meaning specified in Section 8.2.

“Company Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on the Company and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which the Company and its Subsidiaries participate or are engaged, (ii) the ability of the Company and its Subsidiaries, taken as a whole, to carry out their businesses as of the date of this Agreement, (iii) the legality, validity or enforceability of any Transaction Document or (iv) the ability of the Company to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.

“Company SEC Documents” has the meaning specified in Section 3.3.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“Court” has the meaning specified in the recitals.

“Credit Facilities” means all of the credit facilities established under the Term Loan Credit Agreement and the ABL Credit Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator, sequester or similar official under any Bankruptcy Law.

“Delaware LLC Act” has the meaning specified in Section 3.2(d).

“Disqualification Event” has the meaning specified in Section 3.10.

“Equity Linked Notes” has the meaning specified in the recitals.

“Event of Default” has the meaning specified in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Note” and “Exchange Notes” have the meaning specified in the recitals.

“Exchange Notes Purchase Price” has the meaning specified in Section 2.1(a).

“Existing Security Agreement” means those certain guarantee and collateral agreements executed and delivered by the Company and the Guarantors party thereto in connection with the Term Loan Credit Agreement and ABL Credit Agreement, and as in effect on the date hereof.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time; provided, however, that for purposes of the Company Financial Statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of the Company Financial Statements.

“Governmental Authority” includes the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities, stock exchanges and self-regulatory organizations that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority in this Agreement mean a Governmental Authority having jurisdiction over, where applicable, the Company, its Subsidiaries or any of their Property or any of the Purchasers.

“Guarantors” means USWS Holdings, US LLC, and any Subsidiary of the Company that is organized under the laws of the U.S. and that is also a subsidiary guarantor under the ABL Agreement and Term Loan Credit Agreement.

“Holder” means a Purchaser or any subsequent transferee who is a registered holder of the Notes.

“Initial Equity Linked Notes Closing” has the meaning specified in Section 2.3(a).

“Initial Equity Linked Notes Closing Date” has the meaning specified in Section 2.3(a).

“Institutional Accredited Investor” means an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement to be entered into on the Initial Equity Linked Notes Closing Date by and among, Bank of America, N.A., as ABL Agent, CLMG Corp., as Term Loan Agent, Notes Agent, and US LLC, as the same may be amended, supplemented or otherwise modified from time to time.

“Judgment” has the meaning specified in the recitals.

“Law” or “Laws” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lawsuit” has the meaning specified in the recitals.

“Letter Agreement” means that certain Letter Agreement executed as of June 24, 2021 by Crestview III USWS, L.P. and Crestview III USWS TE, LLC.

“License Agreement” means that certain License Agreement providing the licensor a non-exclusive license to make and or to offer to lease or to lease certain licensed products for three (3) electric frac fleets substantially in the form attached to this Agreement as Exhibit E.

“License Linked Note” has the meaning specified in the recitals.

“License Linked Note Closing” has the meaning specified in Section 2.3(b).

“License Linked Note Closing Date” has the meaning specified in Section 2.3(b).

“License Linked Note Purchase Price” has the meaning specified in Section 2.1(b).

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“LLC Units” has the meaning specified in Section 3.2(d).

“Losses” has the meaning specified in Section 8.1.

“Maturity Date” has the meaning specified in the Notes.

“NASDAQ” means the NASDAQ Capital Market.

“Notes” has the meaning specified in the recitals.

“Notes Agent” has the meaning specified in the introductory paragraph.

“Notes Agent Fee Letter” means that certain Collateral Agent Fee Letter, dated as of the date hereof, by and among the Notes Agent and the Company.

“Note Obligations” means (i) all principal of, and interest on or in respect of (including, without limitation, any interest which accrues after the commencement of any proceeding under any Bankruptcy Law with respect to any of the Company, whether or not allowed or allowable as a claim in any such proceeding), the Notes, and (ii) all fees (including, without limitation, all fees pursuant to the Notes Agent Fee Letter), expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by the Company to the Holders and/or the Notes Agent, as applicable (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Bankruptcy Law with respect to the Company, whether or not allowed or allowable as a claim in any such proceeding, and any enforcement or other costs incurred or associated with the Notes), pursuant to this Agreement or the other Transaction Documents.

“Notes Purchase Price” means the Cash Notes Purchase Price, the Exchange Notes Purchase Price, the License Linked Note Purchase Price, the Additional Cash Notes Purchase Price or the Additional Exchange Notes Purchase Price, as applicable.

“Notes Register” has the meaning specified in Section 9.1.

“Offering Period” has the meaning specified in the recitals.

“Organizational Documents” means, as the context requires, (i) the Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to date, and/or (ii) the certificate of formation and limited liability company agreement or other equivalent charter documents of the Company’s Subsidiaries, as amended to date.

“Party” or “Parties” means the Company, the Notes Agent and the Purchasers, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, business trust, joint stock company, sole proprietorship, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“PIK Interest” has the meaning given to such term in the Notes.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchaser” or “Purchasers” has the meaning specified in the introductory paragraph.

“Purchaser Indemnitee” has the meaning specified in Section 8.1.

“Purchaser Material Adverse Effect” means any material and adverse effect on the ability of a Purchaser to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.

“Purchaser Party” or “Purchaser Parties” means the Company and the Purchasers, individually or collectively, as the case may be.

“Registration Rights Agreement” has the meaning specified in the recitals.

“Representatives” of any Person means the officers, members, managers, directors, employees, agents, legal counsel, accountants, financial advisors or any other representatives of such Person.

“Requisite Holders” means, at any time and with respect to the Holders or the Holders of the Equity Linked Notes, as applicable, at least 50.1% in principal amount of such Notes at the time outstanding (which, for the avoidance of doubt, shall include any increase in the principal amount thereof in respect of PIK Interest).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means that certain Guarantee and Third Lien Collateral Agreement executed by the Company and the Guarantors party thereto, as debtors, and the Notes Agent, as secured party, granting the Notes Agent for the ratable benefit of the Holders a Lien on and security interest in, substantially all of each debtor’s personal Property on substantially similar terms as the Existing Security Agreement (and in any event, on terms which are no more restrictive or burdensome for the Company and the Guarantors than the Existing Security Agreements, and as such Existing Security Agreements may be amended, restated or modified from time to time after the date hereof), and which Lien and security interest are subordinated to the rights and interests of the secured parties under the ABL Credit Agreement and the Term Loan Credit Agreement pursuant to the Intercreditor Agreement.

“Security Documents” means the Intercreditor Agreement, the Security Agreement and all documents executed in connection therewith to create or perfect a Lien on the Collateral.

“Series A Certificate of Designations” means that certain Certificate of Designations of the Series A Preferred Stock, dated May 24, 2019.

“Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock having the terms set forth in the Series A Certificate of Designations.

“Series B Certificate of Designations” means that certain Certificate of Designations of the Series B Preferred Stock, dated March 31, 2020.

“Series B Preferred Stock” means the Series B Redeemable Convertible Preferred Stock having the terms set forth in the Series B Certificate of Designations.

“Series B Purchase Agreement” means that certain Purchase Agreement dated March 31, 2020 by and among the Company, the purchasers set forth therein and others.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, determined as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries.

“Stated Maturity” means the Maturity Date as such term is defined in the Note.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its Board of Directors or other governing body or, if there are no such voting interests, 50% or more of the equity interests, of which is owned directly or indirectly by such first Person.

“Term Loan Credit Agreement” means that certain Senior Secured Term Loan Credit Agreement dated May 7, 2019, among the Company, USWS Holdings, US LLC, the lenders party thereto, and CLMG Corp., as term loan collateral agent and as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Trading Market” means The NASDAQ Global Select Market, the NASDAQ, The New York Stock Exchange or the NYSE American (or any of their respective successors).

“Transaction Documents” means, collectively, this Agreement, the Notes Agent Fee Letter, the Registration Rights Agreement, the Security Documents, the Letter Agreement, the Written Consent and Voting Agreement and any and all other material agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“Transfer Agent” means Continental Stock Transfer & Trust Company in its capacity as transfer agent for the Class A Common Stock.

“US LLC” has the meaning specified in the recitals.

“USWS Holdings” has the meaning specified in Section 3.2(d).

“USWS Holdings LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of USWS Holdings, LLC, dated as of November 9, 2018, as amended.

“Warrants” has the specified in Section 3.2(b).

“Written Consent and Voting Agreement” means that certain Written Consent and Voting Agreement executed as of June 24, 2021 by the Company and certain holders of the Series B Preferred Stock.

Section 1.2    Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited financial statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.1    Sale and Purchase. On the basis of the representations, warranties, agreements and covenants set forth in this Agreement and subject to the terms and conditions of this Agreement:

(a)    At the Initial Equity Linked Notes Closing, the Company hereby agrees to issue and sell to the applicable Purchasers, and each such Purchaser hereby agrees, to purchase from the Company, (i) the aggregate principal amount of Cash Note(s) set forth opposite such Purchaser’s name on Schedule 2.1 to this Agreement under the title “Principal Amount of Cash Notes” at the cash purchase price set forth opposite such Purchaser’s name on Schedule 2.1 under the title “Amount to be Funded” (such purchase price, the “Cash Notes Purchase Price”), and (ii) with respect to each Purchaser (or its designee) that (A) holds Series A Preferred Stock as of such date and (B) has agreed to a purchase Cash Note(s) as set forth in subsection (i) above, the aggregate principal amount of Exchange Notes set forth opposite such Purchaser’s name on Schedule 2.1 to this Agreement under the title “Principal Amount of Exchange Notes” in exchange for a number of shares of Series A Preferred Stock valued for purposes of such exchange at their liquidation preference as of the day immediately prior to such date as set forth opposite such Purchaser’s name on Schedule 2.1 under the title “Amount to be Funded” (such purchase price, the “Exchange Notes Purchase Price”); provided that the “Principal Amount of Exchange Notes” with respect to any such Purchaser shall not exceed the Cash Notes Purchase Price paid by such Purchaser under subsection (i) above;

(b)    At the License Linked Note Closing, the Company hereby agrees to issue and sell to the applicable Purchaser, and such Purchaser hereby agrees, to purchase from the Company, the aggregate principal amount of the License Linked Note set forth opposite such Purchaser’s name on Schedule 2.1 to this Agreement under the title “Principal Amount of License Linked Note” at the purchase price set forth opposite such Purchaser’s name on Schedule 2.1 under the title “Amount to be Funded” (such purchase price, the “License Linked Note Purchase Price”); and

(c)    At each Additional Notes Closing, the Company hereby agrees to issue and sell to each additional Purchaser, and each additional Purchaser hereby agrees to purchase from the Company, (i) the aggregate principal amount of Cash Note(s) set forth opposite such Purchaser’s name on Schedule 2.1 to this Agreement (as such Schedule 2.1 is amended in connection with such Additional Notes Closing) under the title “Principal Amount of Additional Cash Notes”, at the purchase price set forth opposite such Purchaser’s name on Schedule 2.1 under the title “Amount to be Funded” (such purchase price, the “Additional Cash Notes Purchase Price”), and (ii) with respect to each such Purchaser (or its designee) that (A) holds Series A Preferred Stock as of such date and (B) has agreed to a purchase Additional Cash Note(s) as set forth in subsection (i) above, the aggregate principal amount of Additional Exchange Notes set forth opposite such Purchaser’s name on Schedule 2.1 to this Agreement under the title “Principal Amount of Additional Exchange Notes” in exchange for a number of shares of Series A Preferred Stock valued for purposes of such exchange at their liquidation preference as of the day immediately prior to such date as set forth opposite such Purchaser’s name on Schedule 2.1 under the title “Amount to be Funded” (such purchase price, the “Additional Exchange Notes Purchase Price”); provided that the “Principal Amount of Additional Exchange Notes” with respect to any such Purchaser shall not exceed the Additional Cash Notes Purchase Price paid by such Purchaser under subsection (i) above.

Section 2.2    Private Placement. The Notes will be sold to the Purchasers pursuant to the exemption from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act and the rules and regulations of the Commission thereunder. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends applicable to each such Note as set forth in this Agreement.

Section 2.3    Closings.

(a)    With respect to each Purchaser of Equity Linked Notes as named in Schedule 2.1 to this Agreement as of the date hereof, the execution and delivery of the Transaction Documents to be delivered to or by such Purchasers, the delivery of the Equity Linked Notes to such Purchasers, the payment of the Cash Notes Purchase Price for each such Cash Notes and/or the Exchange Notes Purchase Price for each such Exchange Notes, as applicable, and the execution and delivery of all other instruments, agreements and other documents required by this Agreement for the issuance of such Equity Linked Notes (the “Initial Equity Linked Notes Closing”) shall take place on the date hereof (the date of such closing, the “Initial Equity Linked Notes Closing Date”) at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002.

(b)    With respect to the Purchaser of the License Linked Note as named in Schedule 2.1 to this Agreement as of the date hereof, the execution and delivery of the Transaction Documents to be delivered to or by such Purchaser, the delivery of the License Linked Note to such Purchaser, the payment of the License Linked Note Purchase Price by such Purchaser and the execution and delivery of all other instruments, agreements and other documents required by this Agreement for the issuance of such License Linked Note (the “License Linked Note Closing”) shall take place on the date hereof (the “License Linked Note Closing Date”) at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002.

(c)    With respect to each Purchaser of Additional Notes as named in Schedule 2.1 to this Agreement (as such schedule may be amended from time to time during the Offering Period), the execution and delivery of the additional Transaction Documents to be delivered to or by such Purchaser, the delivery of Additional Notes to such Purchasers, the payment of the Additional Cash Notes Purchase Price for each such Additional Cash Note and/or the Additional Exchange Notes Purchase Price for each such Additional Exchange Note, as applicable, and the execution and delivery of all other instruments, agreements and other documents required by this Agreement for the issuance of any such Additional Notes (each, an “Additional Notes Closing”) shall take place on the date(s) agreed upon by both the Company and such Purchasers within the Offering Period (each, an “Additional Notes Closing Date”) at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002.

Section 2.4    Form of Notes.

(a)    The Cash Notes shall be substantially in the form included in Exhibit B-1, the Exchange Notes shall be substantially in the form included in Exhibit B-2 and the License Linked Note shall be in substantially in the form of Exhibit B-3 hereto, each of which is incorporated in and expressly made a part of this Agreement. The Notes may have notations, legends or endorsements required by Law. The Notes shall be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

(b)    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and the Company, by its execution and delivery of this Agreement, expressly agrees to such terms and provisions and agrees to be bound thereby. However, to the extent any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

Section 2.5    Ranking of the Notes; Subordination. The Company agrees and each Holder, by accepting a Note, agrees, that payments of the Note Obligations will be (i) junior and subordinated to the secured indebtedness under the Credit Facilities, to the extent of the value of the collateral securing the Credit Facilities, (ii) effectively senior to all unsecured indebtedness of the Company and the Guarantors to the extent of the value of the Collateral, (iii) senior in right of payment to any indebtedness of the Company that is expressly subordinated in right of payment to the Notes, and (iv) effectively subordinated to any existing or future indebtedness of the Company and the Guarantors that is secured by Liens on assets that do not constitute part of the Collateral securing the Notes to the extent of the value of such assets.

Section 2.6    Nature of Purchasers’ Obligations and Rights. The respective obligations of each Purchaser under the Transaction Documents to which the Purchasers are party to are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Transaction Document. Except as otherwise provided in the Transaction Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The decision of each Purchaser to purchase Notes pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes or enforcing its rights under the Transaction Documents. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

Section 2.7    Additional Purchasers. The Company may in its discretion add additional Purchasers to this Agreement with all the rights and obligations of a Purchaser if such additional Purchaser, if not already a party to this Agreement, shall have executed and delivered to the Company a joinder agreement in the form approved by the Company and such other documents or instruments as may be required in the Company’s reasonable judgment to effect such admission. The Company shall amend Schedule 2.1 to this Agreement to reflect the admission of any additional Purchaser or the purchase of Additional Notes by any existing Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants (a) on and as of the date of this Agreement and each Closing Date, to Piper Sandler & Co., through its Simmons Energy division, in its capacity as the financial advisor to the Board for the offering contemplated hereby, (b) on and as of the date of this Agreement, to Notes Agent and (c) with respect to each Purchaser, on and as of the date such holder signs this Agreement and as of the applicable Closing Date upon which such Purchaser acquires Notes under the terms hereof:

Section 3.1    Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and each of the Company’s Subsidiaries is an entity duly formed, validly existing and in good standing under the Laws of the jurisdiction under which it was formed. The Company and each of its Subsidiaries has all requisite power and authority to conduct its business as currently conducted and to own and lease its Property and other assets as now owned or leased, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Property and to conduct its business as its business is currently conducted and as described in the Company SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals could not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business conducted by the Company or such Subsidiary makes such qualification necessary, except where the failure so to qualify could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.2    Capitalization and Valid Issuance of Notes.

(a)    As of the date of this Agreement, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 440,000,000 shares, consisting of (i) 430,000,000 shares of common stock, including (A) 400,000,000 shares of Class A Common Stock, (B) 20,000,000 shares of Class B Common Stock, and (C) 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”), and (ii) 10,000,000 shares of preferred stock.

(b)    As of the date of this Agreement, the issued and outstanding corporate stock of the Company consists of 93,377,516 shares of Class A Common Stock issued and outstanding, 24,456,302 warrants to purchase shares of Class A Common Stock (the “Warrants”), including, (i) 19,167,417 warrants issued in connection with the Company’s initial public offering and (ii) 5,288,885 warrants issued in connection with the issuance of the Series A Preferred Stock, no shares of Class B Common Stock issued and outstanding, no shares of Class F Common Stock issued and outstanding, 50,000 shares of Series A Preferred Stock issued and outstanding and 21,038 shares of Series B Preferred Stock issued and outstanding. As of the date of this Agreement, all outstanding shares of Class A Common Stock, all outstanding Warrants and all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued in accordance with the Organizational Documents and are fully paid and nonassessable.

(c)    As of the date of this Agreement, other than the Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan, the Company has no equity compensation plans that contemplate the issuance of equity interests of the Company (or securities convertible into or exchangeable for equity interests of the Company). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Company stockholders may vote is issued or outstanding. Except for the Warrants, the Series A Preferred Stock, the Series B Preferred Stock and as contemplated by the Company’s Organizational Documents, the Series B Purchase Agreement and the USWS Holdings LLC Agreement, including the LLC Units, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, rights of first refusal, or other rights, convertible or exchangeable securities or written agreements obligating the Company or any of its Subsidiaries to issue, transfer or sell any equity interest in, the Company or securities convertible into or exchangeable for such equity interests, (ii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interests of the Company or any such securities or agreements listed in clause (i) of this sentence or (iii) proxy agreements or voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Company. Except as set forth in the Company SEC Documents or as contemplated by this Agreement, the Company has not entered into any agreements regarding the registration of any equity securities of the Company under the Securities Act.

(d)    As of the date of this Agreement, except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person, other than with respect to the Company’s obligations under the USWS Holdings LLC Agreement. As of the date of this Agreement, the Company owns a sole managing member interest in USWS Holdings, LLC, a Delaware limited liability company (“USWS Holdings”), and 93,377,516 USWS Holdings Units (“LLC Units”); such sole managing member interest and LLC Units are duly authorized and validly issued in accordance with the USWS Holdings LLC Agreement and are fully paid (to the extent required under the USWS Holdings LLC Agreement) and non-assessable (except in the case except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and such sole managing member interest and LLC Units are owned by the Company free and clear of all Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Credit Facilities, or the Organizational Documents of such Subsidiaries, as applicable). As of the date of this Agreement, USWS Holdings owns all of the shares of capital stock or other securities of, or interest in, each of its Subsidiaries, which are listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K filing with the SEC.

(e)    As of the date of this Agreement, (i) all of the issued and outstanding equity interests of each of the Subsidiaries of USWS Holdings are owned, directly or indirectly, by USWS Holdings free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Credit Facilities or the Organizational Documents of such Subsidiaries, as applicable), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the Organizational Documents of such Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act) and (ii) except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person.

(f)    The Notes being purchased by each of the Purchasers hereunder will be duly authorized by the Company pursuant to the Organizational Documents of the Company prior to the Closing and, when issued and delivered by the Company to such

Purchaser against payment therefor in accordance with the terms of this Agreement and the terms of the Notes, will be validly issued, fully paid and non-assessable and will be free of preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under this Agreement and under applicable state and federal securities Laws and (ii) such Liens as are created by such Purchaser or its Affiliates.

(g)    The shares of Class A Common Stock issuable upon conversion of the Equity Linked Notes have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action. When issued and delivered to the Purchasers upon conversion of the Equity Linked Notes, all Class A Common Stock issued upon conversion of the Equity Linked Notes in compliance with the terms thereof will be validly issued in accordance with applicable Law and the Organizational Documents, fully paid and non-assessable and will be free of any and all Liens, other than such Liens as are created by the Purchasers, pre-emptive rights, rights of first refusal, subscription and similar rights and restrictions on transfer, other than restrictions on transfer under applicable state and federal securities Laws.

Section 3.3    Company SEC Documents. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) or furnished with the Commission all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) that have been filed or were required to be filed or furnished by it under the Exchange Act or the Securities Act since December 31, 2020 (all such documents collectively, the “Company SEC Documents”). The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.4    Operations in the Ordinary Course. Except as set forth in or contemplated by the Company SEC Documents, since the date of the Company’s most recent Form 10-K filing with the Commission, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, other than acquisitions or dispositions for fair value in the ordinary course of business, acquisitions or dispositions as disclosed in the Company SEC Documents or (b) material change in the Company’s accounting principles, practices or methods.

Section 3.5    Litigation. Except as set forth in the Company SEC Documents, there is no Action pending or, to the Company’s Knowledge, contemplated or threatened, against the Company or any of its Subsidiaries or any of their respective officers, directors or Properties, which (individually or in the aggregate) reasonably could be expected to have a Company Material Adverse Effect, or which challenges the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority which could reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries, nor any director or officer thereof, is or since December 31, 2020, has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Securities Act or the Exchange Act.

Section 3.6    No Breach. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its respective Organizational Documents, each as in effect immediately prior to the Closing. Neither the Company nor any of its Subsidiaries are in violation or default of any provision of any Law of any Governmental Authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets or Properties which could reasonably be expected to have a Company Material Adverse Effect. The execution, delivery and performance by the Company of each Transaction Document to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination or award applicable to the Company or any of its Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Organizational Documents of the Company or any of the Company’s Subsidiaries, (iii) require any consent or approval which has not been obtained on or prior to the date hereof or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Properties may be bound or (B) any other agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except in the cases of clauses (i) and (iii) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.6 could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.7    Authority and Enforceability. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby, including the issuance, sale and delivery of the Notes and the issuance of the Class A Common Stock upon the conversion of the Equity Linked Notes. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes and the issuance of the Class A Common Stock upon conversion of the Equity Linked Notes), have been duly authorized by all necessary action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. Subject to the terms of the Letter Agremeent, the Purchasers and Lenders (each as defined in the Series B Purchase Agreement) have waived the preemptive rights granted to them under the terms of the Series B Purchase Agreement. No approval by the holders of the Class A Common Stock is required as a result of the Company’s issuance and sale of the Notes or the issuance of Class A Common Stock upon conversion of the Notes.

Section 3.8    Approvals. Except as contemplated by this Agreement or as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person which has not been obtained on or prior to the date hereof is required in connection with the execution, delivery or performance by the Company of each of the Transaction Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.9    Investment Company Status. The Company is not, and immediately after receipt of payment for the Notes which are convertible into Class A Common Stock will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

Section 3.10    Offering. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Notes or the Class A Common Stock issuable upon conversion of the Equity Linked Notes. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Notes or the Class A Common Stock issuable upon conversion of the Notes pursuant to this Agreement and the Notes are exempt from the registration requirements of the Securities Act. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D of the Securities Act in connection with the offer and sale by the Company of the Notes or the Class A Common Stock issuable upon conversion of the Equity Linked Notes as contemplated by this Agreement and the Equity Linked Notes or (ii) cause the offering of the Notes or the Class A Common Stock issuable upon conversion of the Equity Linked Notes pursuant to this Agreement and the Equity Linked Notes to be integrated with prior offerings by the Company for purposes of any applicable Law, regulation or stockholder approval provisions. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

Section 3.11    Certain Fees. Except for the fees payable to Piper Sandler & Co., through its Simmons Energy division, in its capacity as the financial advisor to the Board, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission with respect to the sale of any of the Notes or the consummation of the transactions contemplated by the Transaction Documents. The Company agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands or liabilities for any fees, commissions or payments of the type contemplated by this Section 3.11 incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Notes or the consummation of the transactions contemplated by the Transaction Documents.

Section 3.12    Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent for its businesses. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance. The Company does not have any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted without a significant increase in cost.

Section 3.13    No Side Agreements. Except for the Letter Agreement, the Written Consent and Voting Agreement and any confidentiality agreements that may have been entered into by and between such Purchaser and the Company or as set forth in the Company SEC Documents or public filings made by Purchaser with the Commission, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Transaction Documents), and there are no promises or inducements for future transactions by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to itself, on and as of the applicable Closing Date upon which such Purchaser acquires Notes under the terms hereof:

Section 4.1    Valid Existence. If an entity, such Purchaser is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate, partnership or limited liability company (as applicable) power and authority to own or lease its Properties and carry on its business as currently conducted.

Section 4.2    Authority and Enforceability. Such Purchaser has all necessary corporate, partnership or limited liability company (as applicable) power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance by such Purchaser of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all legal action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents to which such Purchaser is a party will constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity.

Section 4.3    No Breach. The execution, delivery and performance by such Purchaser of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property of such Purchaser are subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (iii) violate any statute, order, rule or regulation of any Governmental Authority having jurisdiction over such Purchaser or the Property or assets of such Purchaser, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as could not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.4    Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by such Purchaser with respect to the purchase of any of the Notes or the consummation of the transactions contemplated by the Transaction Documents. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for any fees, commissions or payments of the type contemplated by this Section 4.4 incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Notes or the consummation of the transactions contemplated by the Transaction Documents.

Section 4.5    Investment Representations.

(a)    Accredited Investor Status; Sophisticated Purchasers. Such Purchaser is an Institutional Accredited Investor and is able to bear the risk of its investment in the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes. Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes, and has so evaluated the merits and risks of the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes.

(b)    Acquisition for Own Account. Such Purchaser is acquiring the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes pursuant to this Agreement for its own account (or for the accounts for which it is acting as investment advisor or manager) for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act that would be in violation of the Securities Act.

(c)    Information. Such Purchaser or its Representatives have been given access to and an opportunity to examine such documents, materials and information concerning the Company as such Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to such Purchaser’s full satisfaction any and all questions regarding such information. Such Purchaser or its Representatives made such independent investigation of the Company, its management, and related matters as such Purchaser deems to be necessary or advisable in connection with the Notes and the Class A Common Stock issuable upon the conversion of the Notes, and is able to bear the economic and financial risk of the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes. Such Purchaser understands and acknowledges that its purchase of the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes.

(d)    Notes Not Registered. Such Purchaser has been advised by the Company and understands that (i) the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act and neither the offer nor sale of any Notes or the Class A Common Stock issuable upon the conversion of the Equity Linked Notes pursuant to this Agreement has been registered under the Securities Act or any state “blue sky” laws; (ii) the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes being acquired by such Purchaser pursuant to this Agreement and the Notes are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by such Purchaser from the Company in a transaction not involving a public offering and, subject to such Purchaser’s rights under this Agreement, such Purchaser must continue to bear the economic risk of the investment in its Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes indefinitely unless the offer and sale of its Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes are subsequently registered under the Securities Act and all applicable state securities or “blue sky” laws or an exemption from such registration is available; (iii) it is not anticipated that there will be any public market for the Notes; (iv) a restrictive legend in the form set forth in Section 9.2(b) of this Agreement shall be placed on the certificates representing the Notes and a restrictive legend in the form set forth in Section 9.2(c) shall be placed on the certificates representing the Class A Common Stock issuable upon the conversion of the Equity Linked Notes; and (v) a notation shall be made in the appropriate records of the Company indicating that the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes are subject to restrictions on transfer.

(e)    No General Solicitation. Such Purchaser acknowledges and agrees that neither the Company nor any other Person offered to sell the Notes or the Class A Common Stock issuable upon conversion of the Equity Linked Notes to it by means of any form of general solicitation or advertising, including but not limited to: any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Such Purchaser further acknowledges and agrees that it was solicited or became aware of the investment in the Notes or the Class A Common Stock issuable upon conversion of the Equity Linked Notes either through (i) a substantive, pre-existing relationship with the Company, (ii) direct contact with the Company or its agents outside of any public offering effort, and/or (iii) through contacts by the Company not identified through any public offering.

(f)    No Side Agreements. Except for the Letter Agreement, the Written Consent and Voting Agreement and any confidentiality agreements that may have been entered into by and between such Purchaser and the Company or as set forth in the Company SEC Documents or public filings made by Purchaser with the Commission, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Transaction Documents), and there are no promises or inducements for future transactions by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.

(g)    Reliance Upon Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement (i) in concluding that the offer and sale of the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) to determine the applicability of such exemptions in evaluating the suitability of such Purchaser to purchase the Notes and the Class A Common Stock issuable upon the conversion of the Equity Linked Notes.

(h)    Independent Investment Decision. Each Purchaser has made an independent investment decision with respect to this Agreement and the Notes, without reliance on any other Purchaser or its Affiliates, and is not acting in concert with respect to this Agreement or the Notes with any other Purchaser or its Affiliates. Other than the Transaction Documents, to each Purchaser’s knowledge, there are no agreements or understandings between (i) such Purchaser or any of its Affiliates and (ii) any other Purchaser or any of its Affiliates with respect to this Agreement or the Notes.

Section 4.6    Short Selling. Such Purchaser represents and warrants that it has not entered into any Short Sales of the Class A Common Stock owned by it between the time it first began discussions with the Company about the transactions contemplated by this Agreement and the date hereof.

ARTICLE V

POST-CLOSING COVENANTS

Section 5.1    Covenants of the Company. The Company hereby agrees with the Purchasers as set forth in this Section 5.1:

(a)    Taking of Necessary Action. The Company shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company will, and the Company shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities or other Persons that may be necessary or, in the reasonable opinion of the Requisite Holders of the Notes, advisable for the consummation of the transactions contemplated by the Transaction Documents.

(b)    Use of Proceeds. The Company shall use the proceeds from the sale of the Notes to finance the settlement of the Lawsuit, to fund the cash deposit necessary to stay execution on the Judgment and/or for general corporate purposes, including growth capital and to pay transaction expenses incurred in connection with this Agreement and the Notes; provided, however, the Company may only use the proceeds from the sale of the Notes for general corporate purposes only after it (i) has settled the Lawsuit or (b) funded the cash deposit necessary to stay execution on the Judgment and continues to work in good faith to settle the Lawsuit.

(c)    Corporate Existence. So long as the Notes are outstanding, the Company shall not enter into a plan of liquidation or dissolution and shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective Organizational Documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses, franchises and permits of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license, franchise or permit, or the corporate, limited liability company or other existence of any of its Subsidiaries, if (i) the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or (ii) the effect of not preserving any such right, license, franchise or permit, or the corporate, limited liability company or other existence of any of its Subsidiaries, would not reasonably be expected to result in a Company Material Adverse Effect.

(d)    Financial Reporting.

(i)    So long as the Notes are outstanding, the Company will cause to be furnished to the Purchasers, all financial statements as are or would be required to be filed by the Company with the Commission as a reporting issuer under Section 13 or 15(d) of the Exchange Act.

(ii)    The Company shall be deemed to have furnished to the Purchasers the information referred to in Section 5.1(d)(i) if the Company has filed such financial statements with the Commission or has posted such information on the Company Website. For purposes of this Section 5.1(d)(ii), the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.uswellservices.com or such other address as the Company may from time to time designate in writing to the Purchasers.

(e)    Reservation and Listing of Class A Common Stock and Related Matters. So long as the Equity Linked Notes are outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance no less than the sum of the maximum number of shares of Class A Common Stock issuable upon conversion of the Equity Linked Notes then outstanding at the then applicable Conversion Price (as defined in the applicable Equity Linked Notes). So long as the Equity Linked Notes are outstanding, the Class A Common Stock shall be registered under the Exchange Act and the Company shall use its commercially reasonable efforts to maintain the listing of the Class A Common Stock on a Trading Market.

(f)    Securities Laws Disclosure.

(i)    The Company shall, by 5:30 p.m. (New York City time) on the fourth Business Day following the date hereof, file a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby, including this Agreement, the Notes and the Registration Rights Agreement as exhibits thereto. The Parties shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, provided, that consultation with the Notes Agent shall only be required in connection with any press release in which reference is made to the Notes Agent, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of any Purchaser, or without the prior consent of the Purchasers, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

(ii)    The Company shall timely file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable. The Company understands and confirms that the Purchasers will rely on the foregoing covenant and the covenant in Section 5.1(d)(i) above in effecting transactions in securities of the Company.

(g)    Listing of Class A Common Stock. Beginning promptly following the date of this Agreement, the Company shall take all reasonable actions necessary to cause the Class A Common Stock issuable upon conversion of the Equity Linked Notes at the initial Conversion Price to be listed on the NASDAQ. Further, if the Company applies to have the Class A Common Stock traded on any other principal stock exchange or market, it shall include in such application the Class A Common Stock issuable upon conversion of the Equity Linked Notes at the then applicable Conversion Price and will take such other action as is necessary to cause such Class A Common Stock to be so listed.

(h)    Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Notes or the Class A Common Stock to be issued upon the conversion of the Equity Linked Notes in a manner that would require the registration under the Securities Act of the sale of the Notes to the Purchasers or the issuance of the Class A Common Stock upon conversion of the Equity Linked Notes.

(i)    Successor Corporation Substituted. So long as the Notes are outstanding, the Company shall not consolidate or merge, or sell, assign, transfer, convey or dispose of all or substantially all of its assets or the assets of the Company and its Subsidiaries taken as a whole, unless the surviving entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Agreement referring to the “Company” shall refer instead to the surviving entity and not to the Company), and may exercise every right and power of, the Company under this Agreement with the same effect as if such surviving entity had been named as the Company herein. In any such event (other than any transfer by way of lease), the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes and this Agreement and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

(j)    Collateral; Subsequently Acquired Subsidiaries. The complete payment and performance of this Agreement and the Notes shall be secured by the “Collateral” described as such in the Security Documents. The Company and each Guarantor shall execute all applicable Security Documents necessary to grant a security interest in all of the Collateral it owns to the extent permitted under the Intercreditor Agreement. Each Guarantor created or acquired after the Closing shall execute a joinder to the Security Agreement and to all applicable Security Documents necessary to grant a security interest in all of the Collateral it owns to the Notes Agent (for the ratable benefit of the Notes Agent and the Holders) to the extent permitted under the Intercreditor Agreement. In no event shall any terms or undertakings of the Company and the Guarantors in the Security Agreement be more restrictive or burdensome than the Existing Security Agreements as in effect on the date hereof, and as such Existing Security Agreements may be amended, restated or modified from time to time after the date hereof, or violate, conflict with or contravene any terms of the Intercreditor Agreement. In the event of a conflict between the Security Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail and control.

Section 5.2    Covenants of the Purchasers. Each of the Purchasers hereby agrees, severally and not jointly, with the Company as set forth in this Section 5.2:

(a)    Conditions Precedent. Each of the Purchasers shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing contained in this Section 5.2(a) shall obligate any Purchaser to waive any right or condition under this Agreement.

(b)    Transfer Restrictions Regarding the Notes. Each Purchaser agrees not to offer, sell or otherwise transfer any Notes except to an Affiliate of such Purchaser or pursuant to an available exemption from the registration requirements of the Securities Act and, in each case, in compliance with any applicable securities Laws of any state of the United States and any other applicable jurisdiction and subject to the terms of this Agreement.

(c)    Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Class A Common Stock acquired pursuant to a conversion of the Equity Linked Notes by the Purchaser until such time as the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared or deemed effective by the Commission.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1    Events of Default. Each of the following shall constitute an “Event of Default”:

(a)    unless converted into Class A Common Stock pursuant to the terms of the Equity Linked Notes or into the License Agreement pursuant to the terms of the License Linked Notes, as applicable, the Company fails to pay any principal on any of the Notes when due and payable at its Stated Maturity, upon any required repayment, or upon declaration of acceleration or otherwise or the Company fails to pay when due any other Note Obliations;

(b)    the Company fails to comply with the obligation to convert the Notes into Class A Common Stock or the License Agreement, as applicable, in accordance with the terms of the Notes;

(c)    the Company fails to materially comply with the covenants of the Company set forth in Section 5.1 and such failure to comply shall continue unremedied for a period of 30 days after the Company has received notice thereof from the Notes Agent (at the direction of the Requisite Holders) or any Holder;

(d)    the Company breaches any representation and warranty set forth in Article III of this Agreement which would reasonably be expected to result in a Company Material Adverse Effect or would reasonably be expected to have a material adverse effect on the Notes or the License Agreement or Class A Common Stock issuable upon conversion of the Equity Linked Notes, as applicable;

(e)    the Company or a Significant Subsidiary: (i) commences a voluntary case or proceeding, (ii) applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) applies for or consents to the appointment of a Custodian of it or for all or substantially all of its assets; or (iv) makes a general assignment for the benefit of its creditors, in each case pursuant to or within the meaning of any Bankruptcy Law;

(f)    the Company files or enters into a plan of liquidation; or

(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary debtor in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary; or (iii) orders the liquidation of the Company or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 days.

Section 6.2    Acceleration; Waiver of Past Defaults and Recission.

(a)    Subject to the terms of the Intercreditor Agreement, if any Event of Default (other than an Event of Default specified in Section 6.1(e), (f) or (g)) occurs and is continuing, then and in every such case the Requisite Holders may declare 100% of the principal amount plus accrued and unpaid interest on all the outstanding Notes (including but not limited to any outstanding accrued but not yet capitalized PIK Interest and all outstanding capitalized PIK Interest) to be due and payable immediately by notice in writing to the Company specifying the Event of Default(s). Upon any such declaration, all such outstanding Note Obligations shall become due and payable in cash on the Business Day following delivery of such notice in writing. Notwithstanding the foregoing, if an Event of Default in Section 6.1(e), (f) or (g) occurs with respect to the Company, all outstanding Note Obligations shall become due and payable immediately without further action, notice or declaration on the part of any Holder.

(b)    The Requisite Holders, by written notice to the Company and the Notes Agent, may (x) waive any past Event of Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained as hereinafter in this Article VI provided, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to an Event of Default described in Section 6.1(a) or Section 6.1(b) (which, in each case shall require the approval of each Holder directly affected by such Event of Default), if: (i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (other than the non-payment of any principal amount or interest or any other Note Obligation that became due solely by such declaration of acceleration) have been cured or waived.

Upon any such waiver, the Event of Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent. No such rescission shall affect any subsequent default or impair any right consequent thereon. The Requisite Holders shall provide the Notes Agent a copy of each notice of an Event of Default promptly upon the delivery thereof to the Maker.

Section 6.3    Holders May File Proofs of Claim. Subject to the terms of the Intercreditor Agreement, the Holders and the Notes Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holders of the Notes or the Notes Agent, as applicable, allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its Property and shall be entitled and empowered to collect, receive and distribute any money or other Property payable or deliverable on any such claims and any Custodian in any such judicial proceeding.

Section 6.4    Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case the Company and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

Section 6.5    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.6    Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by Law to the Holders, subject to the terms of the Intercreditor Agreement and the rights of the Notes Agent under Section 10.1, may be exercised from time to time, and as often as may be deemed expedient, by the Holders, as the case may be. Holders cannot exercise rights and remedies on the Collateral, as the Notes Agent is vested with this right (at the direction at the Requisite Holders).

ARTICLE VII

CLOSING CONDITIONS

Section 7.1    Conditions to the Closing.

(a)    Mutual Conditions. The respective obligation of each Purchaser Party to consummate the purchase and issuance and sale of the Notes on any applicable Closing Date shall be subject to the satisfaction on or prior to such Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement, the Transaction Documents, or makes the transactions contemplated by this Agreement or the Transaction Documents illegal; and

(ii)    there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement or the Transaction Documents.

(b)    Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Notes on any applicable Closing Date shall be subject to the satisfaction on or prior to such Closing Date, as applicable, of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    the Company shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by the Company on or prior to such Closing Date;

(ii)    the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Company Material Adverse Effect shall be true and correct when made and as of such Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of such Closing Date, in each case as though made at and as of such Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)    the Board shall have authorized and approved the issuance of the Notes, the entry into the License Agreement and the issuance of Class A Common Stock upon conversion of the Equity Linked Notes, as applicable;

(iv)    no Company Material Adverse Effect shall have occurred and be continuing;

(v)    the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes and the issuance of Class A Common Stock upon conversion of the Equity Linked Notes in accordance with and subject to the terms thereof and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;

(vi)    the Purchasers and the Notes Agent shall have received the Security Documents, each duly executed and delivered by the parties thereto;

(vii)    all Uniform Commercial Code financing statements or other required filings or notices deemed necessary or appropriate by Purchasers to perfect the Liens in favor of the Notes Agent arising under the Security Documents, duly authenticated and delivered by the applicable Note Parties, to be recorded with the appropriate filing offices; and

(viii)    the Company shall have delivered, or caused to be delivered, to the Purchasers at such Closing Date the Company’s closing deliveries described in Section 7.2 of this Agreement.

(c)    Company’s Conditions. The obligation of the Company to consummate the sale of the Notes to each of the applicable Purchasers on any applicable Closing Date shall be subject to the satisfaction on or prior to such Closing Date, as applicable, of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (which may be waived by the Company or, in the case of clause (iv), the Notes Agent, in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to such Closing Date;

(ii)    the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of such Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of such Closing Date in each case as though made at and as of such Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)    such Purchaser shall have delivered, or caused to be delivered, to the Company at such Closing, its closing deliveries described in Section 7.3 of this Agreement; and

(iv)    all fees, costs and expenses, including, without limitation, legal fees and expenses, of the Notes Agent shall have been paid prior to, or on, such Closing Date.

Section 7.2    Company Deliveries. At each Closing, subject to the terms and conditions of this Agreement, the Company will deliver, or cause to be delivered, to each applicable Purchaser or, in the case of clause (g), the Notes Agent:

(a)    the applicable Notes to be delivered at such Closing, in the original principal amount as set forth under the heading “Principal Amount of Cash Notes”, “Principal Amount of Exchange Notes”, “Principal Amount of License Linked Note”, “Principal Amount of Additional Cash Notes” or “Principal Amount of Additional Exchange Notes”, as applicable, on Schedule 2.1 to this Agreement, by delivering certificates (bearing the legend set forth in Section 9.2(b)) evidencing such Notes at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;

(b)    the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Company;

(c)    a certificate of the Secretary of the Company dated as of such Closing Date substantially in the form attached to this Agreement as Exhibit C;

(d)    a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of the Company;

(e)    a cross receipt, dated as of such Closing Date, executed by the Company and delivered to the Purchasers, certifying that the Company has received the applicable Notes Purchase Price with respect to the applicable Notes issued and sold to the Purchasers at such Closing, substantially in the form attached to this Agreement as Exhibit D-1;

(f)    evidence of requisite consent from the lenders under the ABL Credit Agreement and Term Loan Credit Agreement allowing for the issuance of the Notes, entry into the Security Agreement, and the consummation of the transactions contemplated hereby; and

(g)    the Company shall have delivered to the Notes Agent the Notes Agent Fee Letter.

Section 7.3    Purchaser Deliveries. At each Closing, subject to the terms and conditions of this Agreement, each applicable Purchaser will deliver, or cause to be delivered, to the Company:

(a)    the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser;

(b)    with respect to any Cash Note or the License Linked Note, as applicable, delivered to such Purchaser at such Closing, payment of the applicable Notes Purchase Price for such Note(s) by wire transfer of immediately available funds to an account designated by the Company prior to 9:30 a.m., New York time, on the applicable Closing Date;

(c)    with respect to any Exchange Note delivered to such Purchaser at such Closing, the shares of Series A Preferred Stock comprising the applicable Exchange Notes Purchase Price or Additional Exchange Notes Purchase Price, as applicable, for such Note(s) by delivery to the Company at the address specified in Section 11.6 of this Agreement of the certificates for such shares, duly endorsed for transfer, or by transferring such share through the DTC via DWAC to the Company’s Transfer Agent in accordance with the instructions provided by such Transfer Agent prior to the applicable Closing Date; and

(d)    a cross receipt, dated as of such Closing Date, executed by such Purchaser and delivered to the Company, certifying that such Purchaser has received its Notes, substantially in the form attached to this Agreement as Exhibit D-2.

ARTICLE VIII

INDEMNIFICATION, COSTS AND EXPENSES

Section 8.1    Indemnification by the Company. The Company agrees to indemnify and hold the Purchasers, their Affiliates, and any of their respective Representatives, successors, stockholders and partners (each, a “Purchaser Indemnitee”) harmless from and against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”), to which any Purchaser Indemnitee may become subject to the extent resulting from, due to or based upon Purchasers having entered into this Agreement or agreeing to purchase the Notes, the Company’s use of proceeds from the sale of the Notes pursuant to this Agreement and the issuance of the Notes or the Class A Common Stock issuable upon conversion of the Equity Linked Notes.

Section 8.2    Indemnification by Purchasers. Each Purchaser severally and not jointly agrees to indemnify and hold the Company, its Affiliates, any of its or their Affiliates, and any of its or their respective Representatives, successors, stockholders and partners (each, a “Company Indemnitee”) harmless from and against any and all Losses to which any Company Indemnitee may become subject to the extent resulting from, due or are based upon (i) any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made to the Company in this Agreement or any Transaction Document by such Purchaser, or (ii) any information furnished by such Purchaser in writing to the Company expressly for use in any preliminary prospectus, prospectus or issuer free writing prospectus (as defined in Rule 433 of the Securities Act) relating thereto, any amendment or supplement thereto or any document incorporated by reference therein; provided that the liability of each Purchaser shall be in proportion to, and shall be limited to, such Purchaser’s Notes Purchase Price.

Section 8.3    Conduct of Indemnification Proceedings.

(a)    Any Person entitled to indemnification under this Article VIII shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under Sections 8.1 and 8.2 above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification under this Article VIII shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party when permitted under this Article VIII, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party under this Article VIII.

(b)    Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

ARTICLE IX

REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES

Section 9.1    Registration of Notes. The Company shall keep at its principal executive office a register for the registration of issuances, transfers and exchanges of the Notes (the “Notes Register”). The Notes Register shall contain the names and addresses of the Holders and principal amounts, PIK Interest payments, and accrued and unpaid interest owing to each Holder pursuant to the terms hereof and under the Notes from time to time. The entries and calculations in the Notes Register shall be conclusive absent manifest error, and the Company and the Holders shall treat each person whose name is recorded in the Notes Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement. The Notes Register shall be available for inspection by any Holder at any reasonable time and from time to time upon reasonable prior notice.

Section 9.2    Transfer and Exchange of Notes. Upon request by a Holder of a Note, and such Holder’s compliance with the provisions of this Section 9.2, the Company shall register the transfer or exchange of the Note. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Company the Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide (i) an opinion of counsel to such Holder in a form reasonably satisfactory to the Company that registration of such transfer or exchange is not required under the Securities Act and (ii) any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 9.2. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of note specified for the Notes hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

(a)    Limited Transferability of Notes. No Holder may offer, sell or otherwise transfer any Notes except to an Affiliate of such Holder or pursuant to an available exemption from the registration requirements of the Securities Act and, in each case, any applicable securities laws of any state of the United States and any other applicable jurisdiction and subject to the approval of the Company.

(b)    Note Purchase Agreement Legend. Each Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO U.S. WELL SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

THE NOTES ARE SUBJECT IN ALL RESPECTS TO THE RESTRICTIONS IN THE NOTE PURCHASE AGREEMENT.”

(c)    Common Stock Legend. Until such time as the Class A Common Stock issuable upon conversion of the Equity Linked Notes has been registered pursuant to the provisions of the Securities Act, or the Class A Common Stock issuable upon conversion of the Equity Linked Notes is eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Class A Common Stock issuable upon conversion of the Equity Linked Notes will bear the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

(d)    General Provisions Relating to Transfer and Exchange.

(i)    No service charge shall be made to the Holder for registration of the transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar Governmental Authority charge payable in connection therewith.

(ii)    All Notes issued upon any registration of transfer or exchange in Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange. Notwithstanding the foregoing, no Holder of a Note shall be entitled to receive confidential information of the Company and its Subsidiaries prior to the entry by such Holder and the Company into a mutually agreeable confidentiality agreement with respect to such confidential information.

(iii)    Prior to due presentment for the registration of a transfer of any Note, the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and the Company shall not be affected by notice to the contrary.

(iv)    All certifications, certificates and opinions of counsel required to be submitted to the Company pursuant to this Section 9.2 to effectuate a registration of transfer or exchange may be submitted by electronic transmission.

Section 9.3    Replacement of Notes. If any mutilated Note is surrendered to the Company, and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue a replacement Note. If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Notes duly issued hereunder. The provisions of this Section 9.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

ARTICLE X

NOTES AGENT

Section 10.1    Appointment and Authorization of the Administrative Agent.

(a)    Each Holder hereby irrevocably appoints Wilmington Savings Fund Society, FSB, to act on its behalf as the Notes Agent hereunder and under the other Security Documents and authorizes the Notes Agent to take such actions on its behalf and to exercise such rights, remedies and powers as are delegated to Notes Agent by the terms hereof or thereof (including, without limitation, any subordination and intercreditor agreements), together with such rights, actions and powers as are reasonably incidental thereto. In furtherance of the foregoing, each of the Holders hereby irrevocably appoints and authorizes the Notes Agent to act as collateral agent of (and, in such capacity, to hold any security interest created by the Security Documents for and on behalf of or in trust for) such Holder for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Company or any Guarantor to secure any of the Note Obligations, and to take all other actions, exercise all powers and perform such duties as are delegated to the Notes Agent under the Security Documents, together with such powers and discretion as are reasonably incidental thereto. The Notes Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Notes Agent pursuant to Section 10.7 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof), or for exercising any rights and remedies with respect thereto), shall be entitled to the benefits of all provisions of this Article X (including Section 10.7, as though such co-agents, sub-agents and attorneys-in-fact were the ”Notes Agent” under the Transaction Documents). Without limiting the generality of the foregoing, the Holders hereby expressly authorize the Notes Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Notes Agent and the Holders with respect thereto (including the Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Notes Agent or its sub-agent(s) shall bind the Holders. The provisions of this Article X (other than Sections 10.9, 10.10, and 10.11) are solely for the benefit of the Notes Agent and the Holders; neither the Company nor any Guarantor shall have rights as a third-party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Transaction Documents, no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Notes Agent.

Section 10.2    Rights as a Holder. Any Holder that is also serving as Notes Agent hereunder shall have the same rights and powers in its capacity as a Holder as any other Holder and may exercise the same as though it were not Notes Agent and the term “Holder” or “Holders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Holder (if any) serving as Notes Agent hereunder in its individual capacity. Any such Person serving as Notes Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Guarantor or other Affiliate thereof as if such Person were not Notes Agent hereunder and without any duty to account therefor to the Holders. The Holders acknowledge that, pursuant to such activities, Note Agent or its Affiliates may receive information regarding the Company or a Guarantor or any of their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Guarantor or such Affiliate) and acknowledge that the Notes Agent shall not be under any obligation to provide such information to them.

Section 10.3    Exculpatory Provisions. The Notes Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Transaction Documents. Without limiting the generality of the foregoing, the Notes Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a default or an Event of Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Transaction Documents with reference to Notes Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Notes Agent is required to exercise as directed in writing by the Requisite Holders (or such other number or percentage of Holders as shall be expressly provided for herein or in the other Transaction Documents), provided that the Notes Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Notes Agent to liability or that is contrary to any Transaction Document or applicable Law; and

(c)    shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Guarantor or any of their respective Affiliates that is communicated to or obtained by any Person serving as Notes Agent or any of its Affiliates in any capacity.

Neither Notes Agent nor any of its Agent-Related Persons shall be liable for any action taken or not taken (including (i) the making of (or omitting to make) any determination, calculations, selection, request, appointment, instruction, direction, election or providing any approval or consent to enter into any amendments, modifications or supplements or otherwise in connection with any provisions of the Transaction Documents, (ii) the sending (or failure to send) any notice or the revocation (or failure to revoke) any notice, (iii) the exercise (or failure to exercise) of voting rights or powers, (iv) the filing or recording of any agreement, document or instrument (or the failure to file or records any agreement, document or instrument), (v) the exercise of any rights and remedies (and all actions incidental or related thereto), (vi) releasing, subordinating, and/or terminating any Lien or (vii) exercising any powers as the attorney-in-fact for the Company or any Guarantor) by it (i) with the consent or at the request of the Requisite Holders (or such other number or percentage of the Holders as shall be necessary, or as the Notes Agent shall believe in good faith shall be necessary or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction (provided, that no action taken or not taken in accordance with clause (i) of this sentence, shall be deemed to constitute gross negligence or willful misconduct), in each case, in connection with its duties expressly set forth herein. The Notes Agent not shall be deemed to have knowledge of any default or Event of Default unless and until notice describing such default or Event of Default is given to the Notes Agent by the Company or a Holder and expressly stating that such notice is a “notice of default”. In the event that the Notes Agent receives such a notice, the Notes Agent shall give notice thereof to the Holders. The Notes Agent shall take such action with respect to such default or Event of Default as shall be reasonably directed by the Requisite Holders (or, if so specified by this Agreement, all Holders or such number or percentage of the Holders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents); provided that unless and until the Notes Agent shall have received such direction, the Notes Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default, in its sole discretion.

Neither Notes Agent nor Agent-Related Person shall be liable or responsible for, or have any duty to ascertain or inquire into, (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report, instrument, statement or other document referred to or provided for in, or delivered to the Notes Agent or Holders hereunder or pursuant to the Transaction Documents or in connection herewith or in connection with the Transaction Documents or the transactions contemplated herein or therein, (iii) the performance or observance of any of the covenants, agreements, obligations, provisions or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the value, validity, enforceability, effectiveness, execution, collectability, sufficiency or genuineness of this Agreement, any other Transaction Document or any other agreement, certificate, instrument or document, or the creation, attachment, perfection and/or priority of any Lien created or purported to be created in the Collateral by the Security Documents and/or the filing of financing statements, continuation and/or amendment of any financing statements filed to perfect the Liens in the applicable Collateral (other than to the extent expressly directed by the Requisite Holders in writing), (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article VII or elsewhere herein or in any other Transaction Document, other than to confirm receipt of items expressly required to be delivered to the Notes Agent, (vii) the inspection of the properties, books or records of the Company or any Guarantor or any of their respective Affiliates, (viii) the financial condition or business affairs of the Company, any Guarantor or any other Person liable for the payment of any Notes Obligations (ix) the use of the proceeds of the Notes, or (x) to make any disclosures with respect to the foregoing or otherwise relating to the Company or any Guarantor unless expressly required herein. Anything contained herein to the contrary notwithstanding, the Notes Agent shall not have any liability arising from confirmations of the amount of outstanding of Notes or the component amounts thereof. Additionally, the Notes Agent shall not (i) be responsible or have any liability for, or have any duty to inquire into, monitor or enforce compliance with Article IX of this Agreement. or (ii) have any liability with respect to or arising out of any assignment or of any Note, or disclosure of confidential information to an assignee of a Note.

The duties of the Notes Agent shall be mechanical and administrative in nature; the Notes Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Holder; and nothing in this Agreement or in any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Notes Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein or therein. Each Holder acknowledges, agrees and accepts the terms and conditions of each Transaction Document, including, without limitation, the Security Agreement and the Intercreditor Agreement, and authorizes and instructs the Notes Agent to execute and perform its obligations hereunder and under each other Transaction Document.

Section 10.4    Lack of Reliance on the Notes Agent. Each Holder expressly acknowledges that neither the Notes Agent nor any Agent-Related Person have made any representations or warranties to it and that no act by the Notes Agent hereafter taken, including any review of the affairs of the Company or any Guarantor or any of their respective Affiliates of such Person, shall be deemed to constitute any representation or warranty by Notes Agent to any Holder. Independently and without reliance upon the Notes Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition, affairs, business, operations, property, financial and other condition and creditworthiness of the Company and the Guarantors in connection with the purchase of the Notes and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Company and the Guarantors, based on such documents and information as such Holder has deemed appropriate, and, except as expressly provided in this Agreement, the Notes Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the purchase of the Notes or at any time or times thereafter. The Notes Agent shall not be (i) responsible to any Holder for (A) any recitals, statements, information, representations or warranties herein or in any other Transaction Document or other document, certificate, requests, instruments, statement or other writing delivered in connection herewith, with the Transaction Documents or the transactions contemplated herein or referenced or provided for herein or in the other Transaction Documents, (B) the execution, effectiveness, value, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Transaction Document or the financial condition of the Company or any of the Guarantors or (C) the attachment, creation and/or perfection of the Liens granted or purported to be granted in the Collateral pursuant to the Security Documents, the filing of financing statements or the continuation and/or amendment of any financing statements filed to perfect the Liens in the applicable Collateral (other than to the extent expressly directed by the Requisite Holders) or (ii) required to make (or otherwise be responsible to the Holders for making) any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction Document, or the financial condition of the Company or any Guarantor, or the existence or possible existence of any default or Event of Default . Except for notices, reports and other documents expressly required to be furnished to the Holders by the Notes Agent hereunder, the Notes Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any the Company, any Guarantor or any of their respective Affiliates that may come into the possession of the Notes Agent or any Agent-Related Person.

Section 10.5    Certain Rights of the Notes Agent. The Notes Agent may request instructions from the Requisite Holders (or such greater percentage of Holders required) prior to taking any action or entering into any amendments, modifications or supplements, making any determination (including as to whether any agreement, document or instrument is in form and substance satisfactory to Notes Agent), making any calculation (which shall be computed by the Requisite Holders), sending any notice, revoking any notice, making a selection, request, election or appointment (including failing to make a selection, request, election or appointment), exercising any voting rights or powers (including failing to exercise any voting rights or powers), exercising any rights and remedies (and all actions incidental or related thereto), releasing, subordinating and/or terminating any Lien, exercising any powers as the attorney-in-fact for the Company or any Guarantor, providing any consent, approval, instruction or direction (including failing to provide any consent, approval, instruction or direction) or making (or failing to make) any filing or recording in connection with this Agreement or any of the other Transaction Documents and may refrain (and shall incur no liability from so refraining) from taking or omitting to take any act or making any such determination, calculation, selection, request, exercising such voting rights or powers or providing such notice, approval or consent or entering into any amendments, modifications or supplements until it receives such instruction (or calculation, as applicable) from the Requisite Holders (or such number or percentage of the Holders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents) and such additional indemnity from the Holders, in each case, as it deems reasonably appropriate (and until such instructions and indemnity, as applicable, are received, the Notes Agent shall act, or refrain from acting, as it deems advisable in its sole discretion) and the Notes Agent shall not incur liability to any Holder, the Company or any Guarantor by reason of so refraining. Without limiting the immediately preceding sentence, in no event shall the Notes Agent be required to enter into any extension or amendment to any Transaction Document without receiving direction from the requisite percentage of the applicable Holders. The Notes Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with the request of the Requisite Holders (or such number or percentage of the Holders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders and all future holders of the Notes. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Notes Agent as a result of the Notes Agent acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of the Requisite Holders (or such greater percentage of Holders required). Notwithstanding any other provisions set forth in this Agreement or any other Transaction Documents, the Notes Agent shall not be required to take any action that is in its opinion contrary to applicable Law (including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law (or similar laws)) or the terms of any of the Transaction Documents that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability. Each Holder, by delivering its signature page to this Agreement or the applicable transfer document in connection with the assignment of a Note and/or the purchase of the Notes, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be approved by the Notes Agent, Requisite Holders or Holders, as applicable, on the applicable Closing Date or as of the date of the purchase of such Note.

Section 10.6    Reliance by the Notes Agent. The Notes Agent shall be entitled to rely upon, and shall be fully protected in relying upon (and shall not be liable for so relying upon), any communication, request, instrument, note, consent, affidavit, letter, writing, resolution, notice, statement, certificate, e-mail or other electronic message, order, internet or intranet website posting, or other document (or writing), conversation or telephone message signed, sent or made (or authenticated) by (or, in the case of a conversation, with) any Person that the Notes Agent believed to be the proper Person, and, with respect to all legal matters (including all duties and obligations of Notes Agent hereunder and under the other Transaction Documents) pertaining to this Agreement and any other Transaction Document and its duties hereunder and thereunder, upon advice of legal counsel, independent accountants and other experts and professional advisors selected by the Notes Agent. The Notes Agent may deem and treat the Holder of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation, transfer thereof shall have been delivered with the Notes Agent. In determining compliance with any condition hereunder to the purchase of a Note by its terms must be fulfilled to the satisfaction of a Holder, the Notes Agent may presume that such condition is satisfactory to such Holder, unless the Notes Agent shall have received notice to the contrary from such Holder prior to the purchase of such Note. The Notes Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts or professional advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, professional advisors or experts.

Section 10.7    Delegation of Duties. The Notes Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Documents by or through any one or more of its agents, sub agents and/or attorneys in fact appointed by the Notes Agent. The Notes Agent and any such agent, sub agent or attorney in fact may perform any and all of its duties and exercise its rights and powers as are delegated to the Notes Agent, as applicable, together with such rights and powers as are reasonably incidental thereto, by or through their respective Agent-Related Persons. The exculpatory and indemnification provisions of this Article shall apply to any such agent, sub agent or attorney in fact and to the Agent-Related Persons of the Notes Agent and any such agent, attorney in fact or sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Notes Agent. The Notes Agent shall not be responsible for the negligence or misconduct of any agents, sub agents, attorney in fact or any of their respective Agent-Related Persons selected by it with reasonable care.

Section 10.8    Costs and Expenses; Indemnification.

(a)    The Company agrees to pay or reimburse the Notes Agent for all reasonable and documented out-of-pocket costs and expenses of the Notes Agent (promptly following a written demand therefor, together with backup documentation supporting such reimbursement request) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents and any amendment, waiver, consent, forbearance, modification or enforcement (whether through negotiations, legal proceedings or otherwise) of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable and documented attorneys’ fees, costs and expenses and, if necessary, a single local counsel in each relevant jurisdiction, and (b) upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Company, to pay or reimburse the Notes Agent, promptly following a written demand therefor for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Transaction Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law or other similar law, and including all reasonable and documented fees, costs and expenses of one counsel to the Notes Agent and one local counsel in each relevant jurisdiction. The agreements in this Section 10.8(a) shall survive the repayment of all Note Obligations.

(b)    The Company shall indemnify and hold harmless the Notes Agent its Agent-Related Persons (collectively, the “Agent Indemnitees”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, costs or expenses of whatsoever kind or nature (including attorney costs) to which any such Agent Indemnitee may become subject arising out of, resulting from or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Agent Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Agent Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Agent Indemnitees similarly situated taken as a whole) any (i) actual or threatened claim, litigation, investigation, proceeding or liabilities relating to the transactions contemplated hereby or under the other Transaction Documents or (ii) to the execution, delivery, enforcement, performance and administration (including the negotiation, execution, and delivery of any waivers, forbearances, amendments, supplements or modifications thereto) of this Agreement, the other Transaction Documents, in connection with the transactions contemplated hereunder or thereunder, the Notes or the use, or proposed use of the proceeds therefrom, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation, investigation or proceeding), and regardless of whether any Agent Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Agent Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses resulted from (x) the gross negligence or willful misconduct of such Agent Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) any dispute solely among Agent Indemnitees other than any claims against an Agent Indemnitee in its capacity or in fulfilling its role as an agent or any similar role under any Transaction Document and other than any claims arising out of any act or omission of the Company or any of its Affiliates (as determined by a final, non-appealable judgment of a court of competent jurisdiction). To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.8 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Company shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Agent Indemnitees or any of them. No Agent Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement or any other Transaction Document (except to the extent such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Agent Indemnitee), nor shall any Agent Indemnitee, the Company or any Guarantor have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after a Closing Date) (other than, in the case of the Company or any Guarantor, in respect of any such damages incurred or paid by an Agent Indemnitee to a third party for which such Agent Indemnitee is otherwise entitled to indemnification pursuant to this Section 10.8). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.8 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company or any Guarantor, their respective directors, stockholders or creditors or an Agent Indemnitee or any other Person, whether or not any Agent Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Transaction Documents is consummated.

(c)    To the extent the Agent Indemnitee is not reimbursed and indemnified by the Company, the Holders will reimburse and indemnify the Notes Agent or any other Agent-Related Person (in proportion to their respective “percentage” as used in determining the Requisite Holders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred at any time by the Notes Agent or any other Agent-Related Person in performing its duties hereunder or under any other Transaction Document or in any way relating to or arising out of this Agreement or any other Transaction Document (including, without limitation, any indemnification provided by the Notes Agent under any Transaction Document); provided that no Holder shall be liable to an Agent Indemnitee for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent Indemnitee’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 10.8 applies whether any such investigation, litigation or proceeding is brought by any Holder or any other Person. Without limitation of the foregoing, each Holder shall reimburse the Notes Agent, as applicable, upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees, costs and expenses) incurred by the Notes Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment, forbearance or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein or in any Transaction Document, or in connection with any transaction contemplated hereunder, or in connection with any action taken or omitted to be taken by Notes Agent or Agent-Related Person, as applicable, under or in connection with any of the foregoing including without limitation, exercising any of the Notes Agent’s powers, rights, and remedies and performing its duties hereunder and thereunder (or omitting to do the same), in each case, to the extent that the Notes Agent is not reimbursed for such expenses by or on behalf of the Company, provided that such reimbursement by the Holders shall not affect the Company’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Holder to indemnify or reimburse the Notes Agent shall not relieve any other Holder of its obligation in respect thereof.    If any indemnity furnished to the Notes Agent for any purpose shall, in the opinion of the Notes Agent, be insufficient or become impaired, the Notes Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

(d)    All amounts due under Section 10.8 shall be paid within twenty (20) Business Days after written demand therefor. The agreements in this Section 10.8 shall survive the resignation of the Notes Agent, the replacement of any Holder, and the repayment, satisfaction or discharge of all Note Obligations.

Section 10.9    Resignation by the Notes Agent. The Notes Agent may resign from the performance of all its functions and duties hereunder or under the other Transaction Documents at any time by giving 30 Business Days’ prior written notice to the Holders and the Company. If the Notes Agent is in material breach of its obligations hereunder as Notes Agent, then the Notes Agent may be removed as the Notes Agent at the reasonable request of the Requisite Holders.

Upon any such notice of resignation by, or notice of removal of, the Notes Agent, the Requisite Holders shall appoint a successor Notes Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company, which acceptance shall not be unreasonably withheld or delayed (provided that the Company’s approval shall not be required if an Event of Default under Section 6.1(f) has occurred and is continuing).

If a successor Notes Agent shall not have been so appointed within such 30 Business Day period, the Notes Agent may (but shall not be obligated to) appoint a successor Notes Agent who shall serve as Notes Agent hereunder until such time, if any, as the Requisite Holders appoint a successor Notes Agent as provided above.

If no successor Notes Agent has been appointed pursuant to the foregoing by the 30th Business Day after the date such notice of resignation was given by the Notes Agent or such notice of removal was given by the Requisite Holders or the Company, as applicable, the Notes Agent’s resignation or removal shall nonetheless become effective and the Requisite Holders shall thereafter perform all the duties of the Notes Agent hereunder or under any other Transaction Document until such time, if any, as the Requisite Holders appoint a successor Notes Agent as provided above. Upon the end of such 30 Business Day period, the retiring Notes Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents.

Upon the acceptance of a successor’s appointment as Notes Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or removed) Notes Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Notes Agent prior to the effectiveness of such removal or resignation), the term “Notes Agent” shall mean such successor agent effective upon such appointment and approval, and the retiring (or retired or removed) Notes Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents (if not already discharged therefrom as provided above in this Section 10.9) without any other or future act or deed on the part of such former Notes Agent or any of the parties to this Agreement or any Holders.

The fees payable by the Company to a successor Notes Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the resignation or removal of the Notes Agent hereunder, the provisions of this Article X and Section 10.8 shall continue in effect for the benefit of such Notes Agent, its sub-agents and its Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while Notes Agent was acting as Notes Agent.

Upon a resignation or removal of the Notes Agent pursuant to this Section 10.9, the Notes Agent (i) shall continue to be subject to any confidentiality provisions of the Transaction Documents and (ii) shall remain indemnified to the extent provided in this Agreement and the other Transaction Documents and the provisions of this Article X (and the analogous provisions of the other Transaction Documents) shall continue in effect for the benefit of the Notes Agent for all of its actions and inactions while serving as the Notes Agent.

Section 10.10    Collateral Matters. Each of the Holders hereby irrevocably authorize and instruct the Notes Agent to take the actions to be taken by them as set forth in the Security Documents.

Each Holder hereby agrees, that, except as otherwise set forth herein, any action taken by the Requisite Holders (or such greater percentage of Holders required) (or the Note Agent, at the direction of the Requisite Holders (or such greater percentage of Holders required)) in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Requisite Holders (or such greater percentage of Holders required) (or the Note Agent, at the direction of the Requisite Holders (or such greater percentage of Holders required)) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Holders. The Notes Agent is hereby authorized on behalf of all of the Holders, without the necessity of any notice to or further consent from any Holder, from time to time prior to an Event of Default, (but shall have no obligation to do so prior to receiving written direction from the Requisite Holders) to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

Upon request by the Notes Agent at any time, the Holders will confirm in writing the Notes Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.10. In each case as specified in and subject to the provisions of this Section 10.10, the Notes Agent will (and each Holder irrevocably authorizes the Notes Agent to), at the Company’s expense, execute and deliver to the Company or any Guarantor, as applicable, such documents as such Person may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its obligations under the Security Agreement, in each case in accordance with the terms of the Transaction Documents and this Section 10.10.

The Notes Agent shall have no obligation whatsoever to the Holders or to any other Person to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected or insured or that the Liens granted to the Notes Agent pursuant to any Security Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Notes Agent in this Section 10.10, or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Notes Agent shall have no duty unless and until expressly directed by Requisite Holders. The Notes Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence or collectability of the Collateral, the existence, priority or perfection of the Notes Agent’s Lien thereon, or any certificate prepared by the Company or any Guarantor in connection therewith, nor shall the Notes Agent be responsible or liable to the Holders for any failure to monitor or maintain any portion of the Collateral, Liens therein or financing statements filed in connection therewith.

Anything contained in any of the Transaction Documents to the contrary notwithstanding, the Company and the Notes Agent hereby agree that (i) no Person (other than the Notes Agent) shall have any right individually to realize upon any of the Collateral or to enforce the Security Agreement or the guaranty contained there, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Transaction Documents may be exercised solely by the Notes Agent, as applicable, for the benefit of itself and the Holders in accordance with the terms hereof and thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Notes Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of Title 11 of the United States Code (the “Bankruptcy Code”) or other similar law), the Notes Agent (or any Holder, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Notes Agent, as agent for and representative of Holders (but not any Holder in its individual capacities) shall be entitled, upon instructions from Requisite Holders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Note Obligations as a credit on account of the purchase price for any collateral payable by the Notes Agent at such sale or other disposition.

Section 10.11    Intercreditor Agreements. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document: (a) the Liens granted to the Notes Agent in favor of itself and the Holders pursuant to the Transaction Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Intercreditor Agreement, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Transaction Document, on the one hand, and of the Intercreditor Agreement, on the other hand, the terms and provisions of the Intercreditor Agreement shall control, and (c) each Holder hereunder authorizes and instructs the Notes Agent to execute and perform its obligations under the Intercreditor Agreement (and any amendments, restatements, supplements or other modifications thereto approved in accordance with the terms thereof) on behalf of such Holder, and such Holder agrees to be bound by the terms thereof.

ARTICLE XI

MISCELLANEOUS

Section 11.1    Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever the Company has an obligation under the Transaction Documents, the expense of complying with such obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable, and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect. The Transaction Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 11.2    Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.7, 3.9, 3.10, 3.11, 4.1, 4.2, 4.4 and 4.5 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement either made as of the date of this Agreement or a Closing Date shall survive for a period of six (6) months following such date regardless of any investigation made by or on behalf of the Company or the Purchasers. Except as provided in Article V, the covenants made in this Agreement or any other Transaction Document shall survive the closing of the transactions contemplated herein and remain operative and in full force and effect regardless of acceptance of any of the Notes and payment therefor and repayment, conversion, exercise or repurchase thereof.

Section 11.3    No Waiver; Modifications in Writing.

(a)    Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b)    Specific Waiver. Except as set forth in Section 6.3 or as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Without limiting the foregoing, the consent of Notes Agent shall be required for any amendment, waiver, or consent affecting the rights, privileges, indemnities, duties or obligations of the Notes Agent hereunder or under any of the other Transaction Documents. Any amendment, supplement or modification of or to any provision of this Agreement or any other Transaction Document, any waiver of any provision of this Agreement or any other Transaction Document and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 11.4    Binding Effect; Assignment.

(a)    Binding Effect. This Agreement shall be binding upon the Company, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VIII, and their respective successors and permitted assigns.

(b)    Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as set forth in Section 9.2 or Section 10.9 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties.

Section 11.5    Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of the Company shall continue to be bound by such confidentiality agreement in accordance with its terms.

Section 11.6    Communications. All notices and demands provided for under this Agreement and the Notes shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)    If to any Purchaser, at its address as it appears on its signature page hereto,

(b)    If to the Notes Agent, at its address as it appears on its signature page hereto,

(c)    If to the Company:

U.S. Well Services, Inc.

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Attention: Kyle O’Neill

E-mail: koneill@uswellservices.com

with a copy to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention: Corey Brown

Email: cbrown@porterhedges.com

Facsimile: (713) 228-1331

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt, if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iii) when receipt acknowledged, if sent via electronic mail; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 11.7    Removal of Legend. The Company shall remove the legend described in Section 9.2(c) from the certificates evidencing the Class A Common Stock issued upon conversion of the Equity Linked Notes at any time following (x) the six-month anniversary of the applicable Closing Date on which such Notes were issued upon request of a Purchaser who is not an “affiliate” (as defined under Rule 144 of the Securities Act) of the Company at the time of such request or during the three months prior to such request, provided that the Company is in compliance with its disclosure requirements under applicable federal securities Laws as of such date and (y) after the twelve-month anniversary of such Closing Date upon request of a Purchaser who is not an “affiliate” (as defined under Rule 144 of the Securities Act) of the Company at the time of such request or during the three months prior to such request. The Company shall cooperate with such Purchaser to effect removal of such legend and shall deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Class A Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with (1) either a customary representation by the Purchaser that Rule 144 applies to the shares of Class A Common Stock represented thereby or (2) a statement by the Purchaser that such Purchaser has sold the shares of Class A Common Stock represented thereby in accordance with the plan of distribution contained in the registration statement filed pursuant to the Registration Rights Agreement, and (B) the Company shall use its reasonable best efforts to cause its counsel to deliver to the Transfer Agent one or more opinion letters to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.

Section 11.8    Entire Agreement. The Transaction Documents, including all exhibits and schedules thereto, are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or a Purchaser set forth herein or therein. The Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter (other than nondisclosure and confidentiality agreements between the Company and the Purchasers signed in anticipation of an equity financing in the Company).

Section 11.9    Governing Law and Venue; Waiver of Jury Trial; Waiver of Certain Damages.

(a)    THIS AGREEMENT, THE NOTES AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT, THE NOTES OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(b)    ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR ANY NEW YORK STATE COURT, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

PROVIDED, HOWEVER, THAT ANY ACTION, SUIT OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION. PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 11.6 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 11.9. IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 11.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by .pdf or other electronic transmission) and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute the same Agreement.

Section 11.11    Obligations Limited to Parties to Agreement. Each of the Parties covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees), the Notes Agent, and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under the Transaction Documents or under any documents or instruments delivered in connection therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or the Company or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and the Company under the Transaction Documents or any documents or instruments delivered in connection therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 11.12    Remedies. The Parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief including, without limitation, specific performance without bond or other security being required.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

COMPANY:

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Kyle O’Neill
Chief Financial Officer

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Signature Page to Note Purchase Agreement

PURCHASERS:

PROFRAC HOLDINGS, LLC

By:	/s/ Matt Wilks
Name:	Matt Wilks
Title:	President and CFO

Address:

333 Shops Boulevard, Suite 301
Willow Park, TX 76087
Attention: Matthew D. Wilks; Robert J. Willette; Brian L. Von Hatten
Email: matt.wilks@profrac.com; robert.willette@wilksbrothers.com; brian.vonhatten@profrac.com with a copy to:

Alston & Bird LLP
Chase Tower
2200 Ross Avenue, Suite 2300
Dallas, TX 75201
Attention: Mitchell L. Griffith
Email: mitchell.griffith@alston.com

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Signature Page to Note Purchase Agreement

THRC HOLDINGS, LP

By:	/s/ Matt Wilks
Name:	Matt Wilks
Title:	VP, Investments

Address:

THRC Holdings, LP
16858 IH 20
Cisco, TX 76437
Attention: Matthew D. Wilks; Robert Willette
Email: matt.wilks@profrac.com; robert.willette@wilksbrothers.com with a copy to:

Alston & Bird LLP
Chase Tower
2200 Ross Avenue, Suite 2300
Dallas, TX 75201
Attention: Mitchell L. Griffith
Email: mitchell.griffith@alston.com

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Signature Page to Note Purchase Agreement

CRESTVIEW III USWS, L.P.

By: Crestview III USWS GenPar, LLC,
its general partner

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

c/o Crestview Advisors, L.L.C.
590 Madison Avenue, 42nd Floor
New York, New York 10022
Attention: Adam J. Klein, Ross A. Oliver
E-mail: aklein@crestview.com;
roliver@crestview.com

with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: E. Ramey Layne, Crosby Scofield
Email: rlayne@velaw.com; cscofield@velaw.com

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Signature Page to Note Purchase Agreement

CRESTVIEW III USWS TE, LLC

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

c/o Crestview Advisors, L.L.C.
590 Madison Avenue, 42nd Floor
New York, New York 10022
Attention: Adam J. Klein, Ross A. Oliver
E-mail: aklein@crestview.com;
roliver@crestview.com

with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: E. Ramey Layne, Crosby Scofield
Email: rlayne@velaw.com; cscofield@velaw.com

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Signature Page to Note Purchase Agreement

NOTES AGENT:

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Geoffrey J. Lewis
Name:	/s/ Geoffrey J. Lewis
Title:	Vice President

Address:
500 Delaware Avenue
Wilmington, DE 19801
Attention: Patrick J. Healy
Facsimile: (302) 421-9137
Telephone: (302) 888-7420
Email: PHealy@wsfsbank.com

With a copy to:

Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, DE 19801
Attention: Geoffrey J. Lewis
Telephone: (302) 573-3218
Email: GLewis@wsfsbank.com

With a copy to (which shall not constitute notice):

Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attention: Tia C. Wallach
Telephone: (617) 856-8181
Email: twallach@brownrudnick.com

Signature page to Note Purchase Agreement

Exhibit B-1

FORM OF CASH NOTE

(see attached)

THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTUATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO U.S. WELL SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

THE NOTES ARE SUBJECT IN ALL RESPECTS TO THE RESTRICTIONS IN THE AGREEMENT (AS DEFINED BELOW).

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”) DATED AS OF JUNE 24, 2021, AMONG BANK OF AMERICA, N.A., AS ABL AGENT, CLMG CORP., AS TERM LOAN AGENT, NOTES AGENT, AND U.S. WELL SERVICES, LLC, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY MAKER AND ITS SUBSIDIARIES PURSUANT TO (I) THAT CERTAIN SENIOR SECURED TERM LOAN CREDIT AGREEMENT DATED AS OF MAY 17, 2019 AMONG THE MAKER AND ITS SUBSIDIARIES PARTY THERETO, CMLG CORP., AS ADMINISTRATIVE AGENT AND TERM LOAN COLLATERAL AGENT, AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH TERM LOAN CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, AND (II) THAT CERTAIN ABL CREDIT AGREEMENT, DATED AS OF MAY 17, 2019, AMONG THE MAKER AND ITS SUBSIDIARIES PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH ABL CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

U.S. WELL SERVICES, INC.

CONVERTIBLE SENIOR SECURED (THIRD LIEN) PIK NOTE

$[ ]	[ ] [ ], 2021

1.    Principal Amount. For value received, U.S. WELL SERVICES, INC., a Delaware corporation (the “Maker”), promises to pay to the order of [                    ] (the “Payee”), the principal amount of [                    ] Dollars ($[        ]) and interest on the outstanding principal amount of this Convertible Senior Secured (Third Lien) PIK Note (this “Note”) in accordance with the terms of this Note. Capitalized terms used herein shall have the meanings assigned to them in the Agreement referred to below unless otherwise indicated.

2.    Interest. Interest shall begin to accrue on the unpaid principal balance of this Note, if any, commencing on the date hereof and continuing until repayment of this Note in full at the rate of sixteen percent (16%) per annum calculated on the basis of a 360 day year and actual days elapsed. Accrued and unpaid interest shall be calculated on this Note on the last day of each March, June, September and December, commencing September 30, 2021, and shall be added on such date to the unpaid principal balance of this Note (rounded up to the nearest $1.00) (the “PIK Interest”). PIK Interest, upon being added to the unpaid principal balance of this Note, shall no longer be deemed to be accrued and unpaid interest on the outstanding principal amount. References herein and in the Agreement to the “principal amount” of the Notes includes any increases in the principal amount of the outstanding Notes as a result of the PIK Interest. Accrued and unpaid interest on this Note shall also be due and payable on the Maturity Date under the terms set forth in Section 3.

3.    Maturity Date. Subject to the conversion of this Note pursuant to Section 6, the entire outstanding and unpaid principal balance of this Note, plus any accrued and unpaid interest thereon, shall be due and payable on June 5, 2026 (the “Maturity Date”) in a number of shares of Class A Common Stock equal to the quotient obtained by dividing (a) the amount of such outstanding principal and unpaid interest through the date immediately prior to the Maturity Date, by (b) either (i) the volume-weighted average trading price of the Class A Common Stock reported by the principal national securities exchange on which the Class A Common Stock is then listed for trading for the twenty (20) trading day period (including the last day of such period) immediately preceding the Maturity Date (“Twenty-Day VWAP”) or (ii) if the Maturity Date occurs during any period in which the Class A Common Stock is not listed on any national securities exchange (such time, a “Delisted Period”), then the Fair Market Value of a share Class A Common Stock as of May 1, 2026; provided, however, that if any Event of Default specified in Section 6.1(e), (f) or (g) under the Agreement occurs and is continuing on the Maturity Date, then payment shall be made in cash. For the purposes hereof, “Fair Market Value” means the fair market value of a share of the Class A Common Stock as determined in good faith by the Board. Notwithstanding the above, in the event the Board is obligated to made a determination of Fair Market Value under the terms of this Section 3 or Section 6(c), the Maker shall provide notice of the Board’s determination (together with reasonably supporting documentation as to such determination) as to Fair Market Value to the Payee at least fifteen (15) Business Days in advance of the Maturity Date or Change of Control, as applicable (a “FMV Determination Notice”), and, if the Requisite Holders of the Equity Linked Notes provide a written notice disputing the Board’s Fair Market Value determination (a “Dispute Notice”) within five (5) Business Days following delivery of a FMV Determination Notice, the Board and a Holder designated as the representative of the outstanding Equity Linked Notes, as selected by the Requisite Holders of the Equity Linked Notes (the “Note Holders’ Representative”) shall attempt to agree on the Fair Market Value in good faith; provided, however, that if the Board and the Note Holders’ Representative are unable to agree upon the Fair Market Value within five (5) Business Days after delivery of a Dispute Notice, the Board and the Note Holders’ Representative shall submit the dispute to an internationally recognized independent investment bank or valuation firm selected by the Note Holders’ Representative from three such investment banks or valuation firms proposed by the Maker (the “Independent Appraiser”). The

Independent Appraiser’s determination as to the Fair Market Value shall be final, binding and conclusive for all purposes. The Holders shall bear one hundred percent (100%) of the fees and expenses of the Independent Appraiser through a reduction in the outstanding principal balance and unpaid interest on the Equity Linked Notes allocated in accordance to such amounts owed per Equity Linked Note; provided, however, that if the appraised Fair Market Value as determined by the Independent Appraiser exceeds one hundred twenty-five percent (125%) of the Fair Market Value determined by the Board, the Maker shall pay one hundred percent (100%) of the fees and expenses of the Independent Appraiser. Notwithstanding anything to the contrary herein, in the event payment of this Note is in shares of Class A Common Stock, Maker shall deliver such shares no later than ten (10) Business Days following the final determination of the number of such shares to be delivered.

4.    No Prepayment or Redemption. Maker may not redeem or prepay all or any portion of this Note.

5.    Note Purchase Agreement. Maker issued this Note and each of the other Convertible Senior Secured (Third Lien) PIK Notes under a Note Purchase Agreement (the “Agreement”) dated as of June 24, 2021 (the “Agreement Date”), among Maker, the Payee and the other Holders, and Wilmington Savings Fund Society, FSB, as collateral agent (the “Notes Agent”). The terms of this Note and the other Convertible Senior Secured (Third Lien) PIK Notes include those stated in the Agreement. This Note and the other Convertible Senior Secured (Third Lien) PIK Note are subject to all such terms, and Holders are referred to the Agreement for a statement of such terms.

6.    Conversion.

(a)    Optional Conversion. At any time prior to the payment in full of all outstanding principal and interest owing under this Note, the Payee may elect to convert all or a portion of such outstanding principal and interest into a number of shares of Class A Common Stock equal to the quotient obtained by dividing (i) the amount of such outstanding aggregate principal amount plus accrued and unpaid interest through the date immediately prior to the date of conversion, by (ii) the Conversion Price. The Payee may exercise this right by delivering written notice of such conversion to the Maker in the form attached as Annex A (the “Conversion Notice”) and tendering this Note to the Maker. Such conversion shall be completed on a date specified in the Conversion Notice, which shall be not less than 10 and not more than 20 Business Days following the date of the Conversion Notice, and at such closing, the Maker shall issue to the Payee the number of shares of Class A Common Stock set forth in the notice of conversion, as well as a replacement note representing the unconverted principal amount of any notes tendered, such replacement note to have the same terms and conditions as this Note. “Conversion Price” shall initially be $[        ]1, which may be adjusted from time to time as set forth herein.

(b)    Mandatory Conversion. Following the first anniversary of the date of the Agreement, and at any time in which there are no issued and outstanding shares of Series A

[1]

The Conversion Price for the Equity Linked Notes will be $0.98 (the “Closing Date Price); provided that with respect to any Additional Cash Note(s), the Company and the applicable Purchaser may agree in connection with the issuance of such note to a Conversion Price for such note that is equal to or higher than the Closing Date Price.

Preferred Stock or Series B Preferred Stock, if the Twenty-Day VWAP is greater than $2.00 for ten (10) trading days during any twenty (20) consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Maker provides the Maker Conversion Notice as set forth below, then the Maker shall have the option from time to time, exercisable by delivery of written notice to the Payee substantially in the form attached hereto as Annex B (the “Maker Conversion Notice”), to convert all or a portion of the outstanding principal and interest then owing under this Note into a number of shares of Class A Common Stock equal to the quotient obtained by dividing (A) the amount of such outstanding principal and interest owing through the date immediately prior to the date of conversion, by (B) the Conversion Price on a date specified in the Maker Conversion Notice that is no later than the second Business Day following such Maker Conversion Notice. For the avoidance of doubt, this Section 6(b) shall have no force and effect during any period in which the Class A Common Stock is not listed on any national securities exchange.

(c)    Change of Control Forced Conversion. In the event of a Change of Control, subject to the Payee’s right to convert this Note into Class A Common Stock pursuant to Section 6(a), the Maker shall have the option, exercisable by delivery of written notice to the Payee substantially in the form attached hereto as Annex C (the “CoC Conversion Notice”) at least fifteen (15) Business Day prior to such Change of Control, to either (i) in full satisfaction hereof pay to the Payee in cash the amount of the outstanding principal and accrued and unpaid interest on this Note through the date immediately prior to the date of such Change of Control or (ii) convert no later than the tenth Business Day following such Change of Control all of the outstanding principal and interest then owing under this Note into a number of shares of Class A Common Stock equal to the quotient obtained by dividing (A) the amount of such outstanding principal and interest through the date immediately prior to the Change of Control, by (B) either (1) the Twenty-Day VWAP for the twenty (20) trading day period (including the last day of such period) immediately preceding such Change of Control or (2) if the Change of Control occurs during any Delisted Period, then the Fair Market Value of the Class A Common Stock as of the date of the CoC Conversion Notice. For the Purposes hereof, (a) a “Change of Control” means (i) the consummation of any transaction by the Maker the result of which is that any person, other than any Permitted Holder (as defined below), becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Maker, measured by voting power rather than number of shares, units or the like; provided that a transaction in which the Maker becomes a subsidiary of another person shall not constitute a Change of Control if, immediately following such transaction, the persons who were beneficial owners of the voting stock of the Maker immediately prior to such transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the total voting power of the voting stock of such other person of whom the Maker has become a subsidiary or (ii) the sale of all or substantially all of the Maker’s assets; and (b) the “Permitted Holder” means any original holder of Convertible Senior Secured (Third Lien) PIK Notes and its affiliates.

(d)    Adjustments to Conversion Price. If, after the date hereof, the Maker (i) makes a distribution on its Class A Common Stock in cash, securities (including Class A Common Stock) or other property or assets, (ii) subdivides or splits its outstanding Class A Common Stock into a greater number of Class A Common Stock, (iii) combines or reclassifies its Class A Common Stock into a smaller number of Class A Common Stock or (iv) issues by reclassification of its Class A Common Stock any securities (including any reclassification in connection with a merger, consolidation or business combination in which the Maker is the surviving person or another constituent corporation is issuing equity securities in exchange for Class A Common Stock), then the Conversion Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Note after such time shall entitle the Payee to receive the aggregate number of Class A Common Stock (or shares of any securities into which such shares of Class A Common Stock would have been combined, consolidated, merged, reclassified or exchanged pursuant to clauses (iii) and (iv) above) that Payee would have been entitled to receive if the Note had been converted into shares of Class A Common Stock immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 6(f) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Corporation is the surviving person or a constituent corporation) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(e)    Termination of Rights. Upon the issuance of shares of Class A Common Stock upon the conversion of any outstanding principal and interest owing under this Note, all rights of the Payee with respect to such principal and interest shall terminate.

7.    Share Limitations. Notwithstanding the provisions set forth in Section 3, Section 6 or anywhere else in this Note, (i) no shares of Class A Common Stock will be issued under this Note unless and until the Company shall have submitted a Listing of Additional Shares to the NASDAQ covering all the shares of Class A Common Stock issuable pursuant to this Note (the “Listing Application”) and NASDAQ shall have completed its review of, and approved, such listing application, (ii) no shares of Class A Common Stock will be issued under this Note to the extent such issuance would constitute a “change of control” under the Nasdaq’s listing rules (the “Change of Control Limitation”) or would be in excess of the number of shares of Class A Common Stock authorized and available for issuance under the Company’s charter (the “Charter Limitation”), and (iii) the total number of shares of Class A Common Stock that may be issued under the Equity Linked Notes at a price per share which is less than the Conversion Price, when combined with any other shares of Class A Common Stock which may be aggregated with such issuances under applicable NASDAQ rules for this purpose, will not exceed the number permitted under such applicable NASDAQ rules (the “Exchange Cap”), unless stockholder approval is obtained in order to comply with, satisfy or remove, as applicable, the Change of Control Limitation, the Charter Limitation, or the Exchange Cap, as applicable. The Exchange Cap will not apply to any issuance of shares of Class A Common Stock under this Note if the number of shares to be issued is calculated based on a value per share of Class A Common Stock that is equal to or greater than the Conversion Price. In the event that the Company is unable to issue shares of Class A Common Stock as a result of the NASDAQ not approving the Listing Application, the Change of Control Limitation, a Charter Limitation or the Exchange Cap, the Company will instead settle the conversion or payment due at Maturity in cash (but only to the extent necessary to not trigger a Change of Control Limitation, a Charter Limitation or the Exchange Cap, as applicable). To the extent shares of Class A Common Stock are to be issued pursuant to this Note and other Equity Linked Notes simultaneously and the Company is unable to issue shares of Class A Common Stock as a result of the Change of

Control Limitation, a Charter Limitation or the Exchange Cap and must instead settle the conversion or payment partially in cash, the allocation of Class A Common Stock and cash to be issued or paid shall be pro rata among the Payee and the holders of such other Equity Linked Notes.

8.    Collateral. The Note Obligations are secured by that certain collateral as set forth in that certain Guarantee and Third Lien Collateral Agreement dated June 24, 2021, by and among Maker and the subsidiaries of Maker party thereto, as grantors, and Notes Agent (as amended, restated or supplemented from time to time, the “Third Lien Security Agreement”). The Payee has agreed to and accepted the terms and conditions of the Third Lien Security Agreement and the Intercreditor Agreement and the performance by the Notes Agent of its respective obligations and the exercise of their respective rights thereunder and in connection therewith.

9.    Guarantees. The Note Obligations are guaranteed by U.S. Well Services, LLC, USWS Holdings LLC, USWS Fleet 10, LLC, USWS Fleet 11, LLC and by each of future wholly-owned subsidiaries of the Maker, under the terms of the Third Lien Security Agreement.

10.    Defaults and Remedies. The Agreement defines certain Events of Default. The Note Obligations may be accelerated following an Event of Default in the manner provided in the Agreement.

11.    Waiver of Notice. The Maker hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

12.    Officers and Directors Not Liable. In no event will any officer or director of the Maker be liable for any amounts due and payable pursuant to this Note.

13.    Applicable Law. THIS NOTE WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

[Signature page follows]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the day and year first above written.

U.S. WELL SERVICES, INC.

By:
Name:
Title:

Signature Page to Convertible Senior Secured (Third Lien) PIK Note

Annex A

Conversion Notice

The undersigned, the Payee, under that certain Convertible Senior Secured (Third Lien) PIK Note issued by U.S. Well Services, Inc., a Delaware corporation, on [            ], 2021 (the “Note”), hereby irrevocably elects to convert the amount indicated below of the Note on the date set forth below into shares of Class A Common Stock at the Conversion Price pursuant to Section 6(a) of the Note. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.

Date of conversion: [                    ]

Conversion Calculations:

Principal and accrued interest on the date immediately prior to conversion: $[        ]

Principal and accrued interest to be converted: $[        ]

Number of shares of Class A Common Stock to be issued: [                ]

Principal amount immediately after redemption: $[            ]

Address for delivery of physical certificates: [                    ]

PAYEE

By:
Name:
Title:
Date:

Annex B

Maker Conversion Notice

U.S. Well Services, Inc., a Delaware corporation, hereby irrevocably elects to convert the amount indicated below of the Convertible Senior Secured (Third Lien) PIK Note on the date set forth below into shares of Class A Common Stock at the Conversion Price pursuant to Section 6(b) of the Note. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.

Payee: [                    ]

Conversion Calculations:

Principal and accrued interest on the date immediately prior to conversion: $[        ]

Principal and accrued interest to be converted: $[        ]

Number of shares of Class A Common Stock to be issued: [                ]

Principal amount immediately after redemption: $[        ]

U.S. WELL SERVICES, INC.

By:
Name:
Title:

Date:

Annex C

CoC Conversion Notice

U.S. Well Services, Inc., a Delaware corporation, hereby notifies Payee that a Change of Control is expected to be consummated on or about [                    ], and, subject to the consummation of such Change of Control, elects to:

                    Satisfy the Convertible Senior Secured (Third Lien) PIK Note in Cash

                    Convert the Convertible Senior Secured (Third Lien) PIK Note into shares of Class A Common Stock pursuant to Section 6(c) of the Note.

Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.

Payee: [                    ]

Principal and accrued interest on the date immediately prior to the Change of Control: $[        ]

[Cash Payment: $[        ]]

[OR]

[Conversion Calculations:

[Twenty-Day VWAP: $[        ]]

[Fair Market Value: $[        ]]

Number of shares of Class A Common Stock to be issued: [                ]]

U.S. WELL SERVICES, INC.

By:
Name:
Title:

Date:

Exhibit B-2

FORM OF EXCHANGE NOTE

(see attached)

EXHIBIT B-2

THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTUATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO U.S. WELL SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

THE NOTES ARE SUBJECT IN ALL RESPECTS TO THE RESTRICTIONS IN THE AGREEMENT (AS DEFINED BELOW).

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”) DATED AS OF JUNE 24, 2021, AMONG BANK OF AMERICA, N.A., AS ABL AGENT, CLMG CORP., AS TERM LOAN AGENT, NOTES AGENT, AND U.S. WELL SERVICES, LLC, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY MAKER AND ITS SUBSIDIARIES PURSUANT TO (I) THAT CERTAIN SENIOR SECURED TERM LOAN CREDIT AGREEMENT DATED AS OF MAY 17, 2019 AMONG THE MAKER AND ITS SUBSIDIARIES PARTY THERETO, CMLG CORP., AS ADMINISTRATIVE AGENT AND TERM LOAN COLLATERAL AGENT, AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH TERM LOAN CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, AND (II) THAT CERTAIN ABL CREDIT AGREEMENT, DATED AS OF MAY 17, 2019, AMONG THE MAKER AND ITS SUBSIDIARIES PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH ABL CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

U.S. WELL SERVICES, INC.

CONVERTIBLE SENIOR SECURED (THIRD LIEN) PIK NOTE

$[ ]	[ ] [ ], 2021

1.    Principal Amount. For value received, U.S. WELL SERVICES, INC., a Delaware corporation (the “Maker”), promises to pay to the order of [                    ] (the “Payee”), the principal amount of [                    ] Dollars ($[        ]) and interest on the outstanding principal amount of this Convertible Senior Secured (Third Lien) PIK Note (this “Note”) in accordance with the terms of this Note. Capitalized terms used herein shall have the meanings assigned to them in the Agreement referred to below unless otherwise indicated.

2.    Interest. Interest shall begin to accrue on the unpaid principal balance of this Note, if any, commencing on the date hereof and continuing until repayment of this Note in full at the rate of sixteen percent (16%) per annum calculated on the basis of a 360 day year and actual days elapsed. Accrued and unpaid interest shall be calculated on this Note on the last day of each March, June, September and December, commencing September 30, 2021, and shall be added on such date to the unpaid principal balance of this Note (rounded up to the nearest $1.00) (the “PIK Interest”). PIK Interest, upon being added to the unpaid principal balance of this Note, shall no longer be deemed to be accrued and unpaid interest on the outstanding principal amount. References herein and in the Agreement to the “principal amount” of the Notes includes any increases in the principal amount of the outstanding Notes as a result of the PIK Interest. Accrued and unpaid interest on this Note shall also be due and payable on the Maturity Date under the terms set forth in Section 3.

3.    Maturity Date. Subject to the conversion of this Note pursuant to Section 6, the entire outstanding and unpaid principal balance of this Note, plus any accrued and unpaid interest thereon, shall be due and payable on June 5, 2026 (the “Maturity Date”) in a number of shares of Class A Common Stock equal to the quotient obtained by dividing (a) the amount of such outstanding principal and unpaid interest through the date immediately prior to the Maturity Date, by (b) either (i) the volume-weighted average trading price of the Class A Common Stock reported by the principal national securities exchange on which the Class A Common Stock is then listed for trading for the twenty (20) trading day period (including the last day of such period) immediately preceding the Maturity Date (“Twenty-Day VWAP”) or (ii) if the Maturity Date occurs during any period in which the Class A Common Stock is not listed on any national securities exchange (such time, a “Delisted Period”), then the Fair Market Value of a share Class A Common Stock as of May 1, 2026; provided, however, that if any Event of Default specified in Section 6.1(e), (f) or (g) under the Agreement occurs and is continuing on the Maturity Date, then payment shall be made in cash. For the purposes hereof, “Fair Market Value” means the fair market value of a share of the Class A Common Stock as determined in good faith by the Board. Notwithstanding the above, in the event the Board is obligated to made a determination of Fair Market Value under the terms of this Section 3 or Section 6(c), the Maker shall provide notice of the Board’s determination (together with reasonably supporting documentation as to such determination) as to Fair Market Value to the Payee at least fifteen (15) Business Days in advance of the Maturity Date or Change of Control, as applicable (a “FMV Determination Notice”), and, if the Requisite Holders of the Equity Linked Notes provide a written notice disputing the Board’s Fair Market Value determination (a “Dispute Notice”) within five (5) Business Days following delivery of a FMV Determination Notice, the Board and a Holder designated as the representative of the outstanding Equity Linked Notes, as selected by the Requisite Holders of the Equity Linked Notes (the “Note Holders’ Representative”) shall attempt to agree on the Fair Market Value in good faith; provided, however, that if the Board and the Note Holders’ Representative are unable to agree upon the Fair Market Value within five (5) Business Days after delivery of a Dispute Notice, the Board and the Note Holders’ Representative shall submit the dispute to an internationally recognized independent investment bank or valuation firm selected by the Note Holders’ Representative from three such investment banks or valuation firms proposed by the Maker (the “Independent Appraiser”). The

Independent Appraiser’s determination as to the Fair Market Value shall be final, binding and conclusive for all purposes. The Holders shall bear one hundred percent (100%) of the fees and expenses of the Independent Appraiser through a reduction in the outstanding principal balance and unpaid interest on the Equity Linked Notes allocated in accordance to such amounts owed per Equity Linked Note; provided, however, that if the appraised Fair Market Value as determined by the Independent Appraiser exceeds one hundred twenty-five percent (125%) of the Fair Market Value determined by the Board, the Maker shall pay one hundred percent (100%) of the fees and expenses of the Independent Appraiser. Notwithstanding anything to the contrary herein, in the event payment of this Note is in shares of Class A Common Stock, Maker shall deliver such shares no later than ten (10) Business Days following the final determination of the number of such shares to be delivered.

4.    No Prepayment or Redemption. Maker may not redeem or prepay all or any portion of this Note.

5.    Note Purchase Agreement. Maker issued this Note and each of the other Convertible Senior Secured (Third Lien) PIK Notes under a Note Purchase Agreement (the “Agreement”) dated as of June 24, 2021 (the “Agreement Date”), among Maker, the Payee and the other Holders, and Wilmington Savings Fund Society, FSB, as collateral agent (the “Notes Agent”). The terms of this Note and the other Convertible Senior Secured (Third Lien) PIK Notes include those stated in the Agreement. This Note and the other Convertible Senior Secured (Third Lien) PIK Note are subject to all such terms, and Holders are referred to the Agreement for a statement of such terms.

6.    Conversion.

(a)    Optional Conversion. At any time prior to the payment in full of all outstanding principal and interest owing under this Note, the Payee may elect to convert all or a portion of such outstanding principal and interest into a number of shares of Class A Common Stock equal to the quotient obtained by dividing (i) the amount of such outstanding aggregate principal amount plus accrued and unpaid interest through the date immediately prior to the date of conversion, by (ii) the Conversion Price. The Payee may exercise this right by delivering written notice of such conversion to the Maker in the form attached as Annex A (the “Conversion Notice”) and tendering this Note to the Maker. Such conversion shall be completed on a date specified in the Conversion Notice, which shall be not less than 10 and not more than 20 Business Days following the date of the Conversion Notice, and at such closing, the Maker shall issue to the Payee the number of shares of Class A Common Stock set forth in the notice of conversion, as well as a replacement note representing the unconverted principal amount of any notes tendered, such replacement note to have the same terms and conditions as this Note. “Conversion Price” shall initially be $2.00, which may be adjusted from time to time as set forth herein.

(b)    Mandatory Conversion. Following the first anniversary of the date of the Agreement, and at any time in which there are no issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock, if the Twenty-Day VWAP is greater than $2.00 for ten (10) trading days during any twenty (20) consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Maker provides the Maker Conversion Notice as set forth below, then the Maker shall have the option from time to time, exercisable by delivery of written notice to the Payee substantially in the form attached hereto as Annex B (the “Maker Conversion Notice”), to convert all or a portion of the outstanding principal and interest then owing under this Note into a number of shares of Class A Common Stock equal to the quotient obtained by dividing (A) the amount of such outstanding principal and interest owing through the date immediately prior to the date of conversion, by (B) the Conversion Price on a date specified in the Maker Conversion Notice that is no later than the second Business Day following such Maker Conversion Notice. For the avoidance of doubt, this Section 6(b) shall have no force and effect during any period in which the Class A Common Stock is not listed on any national securities exchange.

(c)    Change of Control Forced Conversion. In the event of a Change of Control, subject to the Payee’s right to convert this Note into Class A Common Stock pursuant to Section 6(a), the Maker shall have the option, exercisable by delivery of written notice to the Payee substantially in the form attached hereto as Annex C (the “CoC Conversion Notice”) at least fifteen (15) Business Day prior to such Change of Control, to either (i) in full satisfaction hereof pay to the Payee in cash the amount of the outstanding principal and accrued and unpaid interest on this Note through the date immediately prior to the date of such Change of Control or (ii) convert no later than the tenth Business Day following such Change of Control all of the outstanding principal and interest then owing under this Note into a number of shares of Class A Common Stock equal to the quotient obtained by dividing (A) the amount of such outstanding principal and interest through the date immediately prior to the Change of Control, by (B) either (1) the Twenty-Day VWAP for the twenty (20) trading day period (including the last day of such period) immediately preceding such Change of Control or (2) if the Change of Control occurs during any Delisted Period, then the Fair Market Value of the Class A Common Stock as of the date of the CoC Conversion Notice. For the Purposes hereof, (a) a “Change of Control” means (i) the consummation of any transaction by the Maker the result of which is that any person, other than any Permitted Holder (as defined below), becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Maker, measured by voting power rather than number of shares, units or the like; provided that a transaction in which the Maker becomes a subsidiary of another person shall not constitute a Change of Control if, immediately following such transaction, the persons who were beneficial owners of the voting stock of the Maker immediately prior to such transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the total voting power of the voting stock of such other person of whom the Maker has become a subsidiary or (ii) the sale of all or substantially all of the Maker’s assets; and (b) the “Permitted Holder” means any original holder of Convertible Senior Secured (Third Lien) PIK Notes and its affiliates.

(d)    Adjustments to Conversion Price. If, after the date hereof, the Maker (i) makes a distribution on its Class A Common Stock in cash, securities (including Class A Common Stock) or other property or assets, (ii) subdivides or splits its outstanding Class A Common Stock into a greater number of Class A Common Stock, (iii) combines or reclassifies its Class A Common Stock into a smaller number of Class A Common Stock or (iv) issues by reclassification of its Class A Common Stock any securities (including any reclassification in connection with a merger, consolidation or business combination in which the Maker is the surviving person or another constituent corporation is issuing equity securities in exchange for Class A Common Stock), then the Conversion Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Note after such time shall entitle the Payee to receive the aggregate number of Class A Common Stock (or shares of any securities into which such shares of Class A Common Stock would have been combined, consolidated, merged, reclassified or exchanged pursuant to clauses (iii) and (iv) above) that Payee would have been entitled to receive if the Note had been converted into shares of Class A Common Stock immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 6(d) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Corporation is the surviving person or a constituent corporation) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(e)    Termination of Rights. Upon the issuance of shares of Class A Common Stock upon the conversion of any outstanding principal and interest owing under this Note, all rights of the Payee with respect to such principal and interest shall terminate.

7.    Share Limitations. Notwithstanding the provisions set forth in Section 3, Section 6 or anywhere else in this Note, (i) no shares of Class A Common Stock will be issued under this Note unless and until the Company shall have submitted a Listing of Additional Shares to the NASDAQ covering all the shares of Class A Common Stock issuable pursuant to this Note (the “Listing Application”) and NASDAQ shall have completed its review of, and approved, such listing application, (ii) no shares of Class A Common Stock will be issued under this Note to the extent such issuance would constitute a “change of control” under the Nasdaq’s listing rules (the “Change of Control Limitation”) or would be in excess of the number of shares of Class A Common Stock authorized and available for issuance under the Company’s charter (the “Charter Limitation”), and (iii) the total number of shares of Class A Common Stock that may be issued under the Equity Linked Notes at a price per share which is less than the Conversion Price, when combined with any other shares of Class A Common Stock which may be aggregated with such issuances under applicable NASDAQ rules for this purpose, will not exceed the number permitted under such applicable NASDAQ rules (the “Exchange Cap”), unless stockholder approval is obtained in order to comply with, satisfy or remove, as applicable, the Change of Control Limitation, the Charter Limitation, or the Exchange Cap, as applicable. The Exchange Cap will not apply to any issuance of shares of Class A Common Stock under this Note if the number of shares to be issued is calculated based on a value per share of Class A Common Stock that is equal to or greater than the Conversion Price. In the event that the Company is unable to issue shares of Class A Common Stock as a result of the NASDAQ not approving the Listing Application, the Change of Control Limitation, a Charter Limitation or the Exchange Cap, the Company will instead settle the conversion or payment due at Maturity in cash (but only to the extent necessary to not trigger a Change of Control Limitation, a Charter Limitation or the Exchange Cap, as applicable). To the extent shares of Class A Common Stock are to be issued pursuant to this Note and other Equity Linked Notes simultaneously and the Company is unable to issue shares of Class A Common Stock as a result of the Change of Control Limitation, a Charter Limitation or the Exchange Cap and must instead settle the conversion or payment partially in cash, the allocation of Class A Common Stock and cash to be issued or paid shall be pro rata among the Payee and the holders of such other Equity Linked Notes.

8.    Collateral. The Note Obligations are secured by that certain collateral as set forth in that certain Guarantee and Third Lien Collateral Agreement dated June 24, 2021, by and among Maker and the subsidiaries of Maker party thereto, as grantors, and Notes Agent (as amended, restated or supplemented from time to time, the “Third Lien Security Agreement”). The Payee has agreed to and accepted the terms and conditions of the Third Lien Security Agreement and the Intercreditor Agreement and the performance by the Notes Agent of its respective obligations and the exercise of their respective rights thereunder and in connection therewith.

9.    Guarantees. The Note Obligations are guaranteed by U.S. Well Services, LLC, USWS Holdings LLC, USWS Fleet 10, LLC, USWS Fleet 11, LLC and by each of future wholly-owned subsidiaries of the Maker, under the terms of the Third Lien Security Agreement.

10.    Defaults and Remedies. The Agreement defines certain Events of Default. The Note Obligations may be accelerated following an Event of Default in the manner provided in the Agreement.

11.    Waiver of Notice. The Maker hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

12.    Officers and Directors Not Liable. In no event will any officer or director of the Maker be liable for any amounts due and payable pursuant to this Note.

13.    Applicable Law. THIS NOTE WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

[Signature page follows]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the day and year first above written.

U.S. WELL SERVICES, INC.

By:
Name:
Title:

Signature page to Convertible Senior Secured (Third Lien) PIK Note

Annex A

Conversion Notice

The undersigned, the Payee, under that certain Convertible Senior Secured (Third Lien) PIK Note issued by U.S. Well Services, Inc., a Delaware corporation, on [            ], 2021 (the “Note”), hereby irrevocably elects to convert the amount indicated below of the Note on the date set forth below into shares of Class A Common Stock at the Conversion Price pursuant to Section 6(a) of the Note. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.

Date of conversion: [                    ]

Conversion Calculations:

Principal and accrued interest on the date immediately prior to conversion: $[        ]

Principal and accrued interest to be converted: $[        ]

Number of shares of Class A Common Stock to be issued: [                ]

Principal amount immediately after redemption: $[        ]

Address for delivery of physical certificates: [                    ]

PAYEE

By:
Name:
Title:
Date:

Annex B

Maker Conversion Notice

U.S. Well Services, Inc., a Delaware corporation, hereby irrevocably elects to convert the amount indicated below of the Convertible Senior Secured (Third Lien) PIK Note on the date set forth below into shares of Class A Common Stock at the Conversion Price pursuant to Section 6(b) of the Note. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.

Payee: [                    ]

Conversion Calculations:

Principal and accrued interest on the date immediately prior to conversion: $[        ]

Principal and accrued interest to be converted: $[        ]

Number of shares of Class A Common Stock to be issued: [                ]

Principal amount immediately after redemption: $[        ]

U.S. WELL SERVICES, INC.

By:
Name:
Title:

Date:

Annex C

CoC Conversion Notice

U.S. Well Services, Inc., a Delaware corporation, hereby notifies Payee that a Change of Control is expected to be consummated on or about [                    ], and, subject to the consummation of such Change of Control, elects to:

                    Satisfy the Convertible Senior Secured (Third Lien) PIK Note in Cash

                    Convert the Convertible Senior Secured (Third Lien) PIK Note into shares of Class A Common Stock pursuant to Section 6(c) of the Note.

Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.

Payee: [                    ]

Principal and accrued interest on the date immediately prior to the Change of Control: $[        ]

[Cash Payment: $[        ]]

[OR]

[Conversion Calculations:

[Twenty-Day VWAP: $[        ]]

[Fair Market Value: $[        ]]

Number of shares of Class A Common Stock to be issued: [                ]]

U.S. WELL SERVICES, INC.

By:
Name:
Title:

Date:

Exhibit B-3

FORM OF LICENSE LINKED NOTE

(see attached)

EXHIBIT B-3

THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTUATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO U.S. WELL SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

THE NOTES ARE SUBJECT IN ALL RESPECTS TO THE RESTRICTIONS IN THE AGREEMENT (AS DEFINED BELOW).

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”) DATED AS OF JUNE 24, 2021, AMONG BANK OF AMERICA, N.A., AS ABL AGENT, CLMG CORP., AS TERM LOAN AGENT, NOTES AGENT, AND U.S. WELL SERVICES, LLC, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY MAKER AND ITS SUBSIDIARIES PURSUANT TO (I) THAT CERTAIN SENIOR SECURED TERM LOAN CREDIT AGREEMENT DATED AS OF MAY 17, 2019 AMONG THE MAKER AND ITS SUBSIDIARIES PARTY THERETO, CMLG CORP., AS ADMINISTRATIVE AGENT AND TERM LOAN COLLATERAL AGENT, AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH TERM LOAN CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND (II) THAT CERTAIN ABL CREDIT AGREEMENT, DATED AS OF MAY 17, 2019, AMONG THE MAKER AND ITS SUBSIDIARIES PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH ABL CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

U.S. WELL SERVICES, INC.

CONVERTIBLE SENIOR SECURED (THIRD LIEN) PIK NOTE

$[ ]	June [ ], 2021

1.    Principal Amount. For value received, U.S. WELL SERVICES, INC., a Delaware corporation (the “Maker”), promises to pay to the order of [                    ] (the “Payee”), the principal amount of [                    ] Dollars ($[        ]) and interest on the outstanding principal amount of this Convertible Senior Secured (Third Lien) PIK Note (this “Note”) in accordance with the terms of this Note. Capitalized terms used herein shall have the meanings assigned to them in the Agreement referred to below unless otherwise indicated.

2.    Interest. Interest shall begin to accrue on the unpaid principal balance of this Note, if any, commencing on the date hereof and continuing until repayment of this Note in full at the rate of sixteen percent (16%) per annum calculated on the basis of a 360 day year and actual days elapsed. Accrued and unpaid interest shall be calculated on this Note on the last day of each March, June, September and December, commencing September 30, 2021, and shall be added on such date to the unpaid principal balance of this Note (rounded up to the nearest $1.00) (the “PIK Interest”). PIK Interest, upon being added to the unpaid principal balance of this Note, shall no longer be deemed to be accrued and unpaid interest on the outstanding principal amount. References herein and in the Agreement to the “principal amount” of the Notes includes any increases in the principal amount of the outstanding Notes as a result of the PIK Interest. Accrued and unpaid interest on this Note shall also be due and payable on the Maturity Date under the terms set forth in Section 3.

3.    Maturity Date. Subject to the conversion of this Note pursuant to Section 6, the entire outstanding and unpaid principal balance of this Note, plus any accrued and unpaid interest thereon, shall be due and payable in cash on June 5, 2026 (the “Maturity Date”).

4.    No Prepayment or Redemption. Maker may not redeem or prepay all or any portion of this Note.

5.    Note Purchase Agreement. Maker issued this Note and each of the other Convertible Senior Secured (Third Lien) PIK Notes under a Note Purchase Agreement (the “Agreement”) dated as of June 24, 2021, among Maker, the Payee and the other Holders, and Wilmington Savings Fund Society, FSB, as collateral agent (the “Notes Agent”). The terms of this Note and the other Convertible Senior Secured (Third Lien) PIK Notes include those stated in the Agreement. This Note and the other Convertible Senior Secured (Third Lien) PIK Note are subject to all such terms, and Holders are referred to the Agreement for a statement of such terms.

6.    Conversion. At any time prior to the payment in full of all outstanding principal and interest owing under this Note, either the Maker or the Payee may elect to convert all of such outstanding principal and interest into the License Agreement. Either party may exercise this right by delivering written notice of such conversion to the other party in the form attached as Annex A (the “Conversion Notice”) and, in the event the Payee is the electing party, the Payee shall tender this Note to the Maker with such notice. Such conversion shall be completed on a date specified in the Conversion Notice, which shall be not less than 10 and not more than 20 Business Days following the date of the Conversion Notice, and at such closing, the Maker shall execute and deliver to the Payee the License Agreement. Within four Business Days of its receipt of an executed License Agreement, the Payee shall countersign such License Agreement and deliver to the Maker a copy of such fully-executed License Agreement. Upon the execution by the Maker and the delivery to Payee of the License Agreement, all rights of the Payee with respect to the outstanding principal and interest owing under this Note shall terminate.

7.    Collateral. The Note Obligations are secured by that certain collateral as set forth in that certain Guarantee and Third Lien Collateral Agreement dated June 24, 2021, by and among Maker and the subsidiaries of Maker party thereto, as grantors, and Notes Agent (as amended, restated or supplemented from time to time, the “Third Lien Security Agreement”). The Payee has agreed to and accepted the terms and conditions of the Third Lien Security Agreement and the Intercreditor Agreement and the performance by the Notes Agent of its respective obligations and the exercise of their respective rights thereunder and in connection therewith.

8.    Guarantees. The Note Obligations are guaranteed by U.S. Well Services, LLC, USWS Holdings LLC, USWS Fleet 10, LLC, USWS Fleet 11, LLC and by each of future wholly-owned subsidiaries of the Maker, under the terms of the Third Lien Security Agreement.

9.    Defaults and Remedies. The Agreement defines certain Events of Default. The Note Obligations may be accelerated following an Event of Default in the manner provided in the Agreement.

10.    Waiver of Notice. The Maker hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

11.    Officers and Directors Not Liable. In no event will any officer or director of the Maker be liable for any amounts due and payable pursuant to this Note.

12.    Applicable Law. THIS NOTE WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

[Signature page follows]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the day and year first above written.

U.S. WELL SERVICES, INC.

By:
Name:
Title:

Signature page to Convertible Senior Secured (Third Lien) PIK Note

Annex A

Conversion Notice

The undersigned, under that certain Convertible Senior Secured (Third Lien) PIK Note issued by U.S. Well Services, Inc., a Delaware corporation, on June [    ], 2021 (the “Note”), hereby irrevocably elects to convert all of the outstanding principal and accrued interest on the License Linked Note into the License Agreement pursuant to Section 6 of the Note. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the Note.

Date of conversion: [                    ]

ELECTING PARTY

By:
Name:
Title:

Date: